Exhibit 4.1

Demerger Deed

CSR Limited
ABN 90 000 001 276

Rinker Group Limited
ABN 53 003 433 118

and

Readymix Holdings Pty Limited
ABN 87 099 732 297

MLC Centre Martin Place Sydney New South Wales 2000 Australia
Telephone 61 2 9225 5000  Facsimile 61 2 9322 4000
www.freehills.com  DX 361 Sydney

SYDNEY MELBOURNE PERTH CANBERRA BRISBANE HANOI HO CHI MINH CITY SINGAPORE
Correspondent Offices JAKARTA KUALA LUMPUR

Liability limited by the Solicitors’ Limitation of Liability Scheme, approved under the Professional Standards Act 1994 (NSW)

Reference AGK:TPM

Table of contents

Clause

1	Interpretation

	1.1	Definitions in this deed
	1.2	Interpretation
	1.3	Beneficial interest
	1.4	Bar to pleading
	1.5	Precedence of documents
	1.6	Accounting Separation

2	Condition Precedent

3	Demerger Principle

	3.1	Demerger Principle
	3.2	Application of Demerger Principle
	3.3	Indemnity by RGL - Demerger Principle
	3.4	Indemnity by CSR - Demerger Principle
	3.5	Demerger Costs
	3.6	Liability relating to the Scheme Booklet etc.
	3.7	Composition of RGL Board and conduct of affairs of RGL
	3.8	“Readymix properties” to be retained by CSR

4	General Warranties by RGL

	4.1	General Acknowledgement, Warranties and Release by RGL Group
	4.2	Further Acknowledgement, Warranties and Release by RGL Group
	4.3	No reliance by RGL
	4.4	Indemnity by RGL – Actions contrary to this clause 4
	4.5	Indemnity by RGL

5	General Warranties by CSR

	5.1	General Acknowledgement, Warranties and Release by CSR Group
	5.2	Further Acknowledgement, Warranties and Release by CSR Group
	5.3	No reliance by CSR
	5.4	Indemnity by CSR – Actions contrary to clause 5
	5.5	Indemnity by CSR

6	Internal Restructure and exclusions from this deed

	6.1	Internal Restructure
	6.2	Contracts
	6.3	Indemnity by RGL – breach of agreements
	6.4	Indemnity by CSR – breach of agreements
	6.5	Exclusions from this deed

7	RGL assets - Transfers after Effective Date

	7.1	Notice of transfer - CSR to RGL
	7.2	Transfer of assets - CSR to RGL
	7.3	Future arrangements for assets

8	CSR assets - Transfers after Effective Date

	8.1	Notice of transfer - RGL to CSR
	8.2	Transfer of assets - RGL to CSR
	8.3	Future arrangements for assets

9	RGL Contracts and Shared Contracts - Transfers after the Effective Date

	9.1	Notice regarding Contracts and Shared Contracts
	9.2	Dealing with Contracts identified later
	9.3	Future Arrangements for Contracts

10	CSR Contracts and Shared Contracts - Transfers after the Effective Date

	10.1	Notice regarding Contracts and Shared Contracts
	10.2	Dealing with Contracts identified later
	10.3	Future Arrangements for Contracts

11	RGL Group Liabilities

	11.1	Acceptance of Liabilities
	11.2	RGL Indemnity

12	CSR Group Liabilities

	12.1	Acceptance of Liabilities
	12.2	CSR Indemnity

13	Indemnities and Claims management

	13.1	General
	13.2	Indemnity
	13.3	Indemnities and assumptions net of insurance
	13.4	Notification of Claim
	13.5	Insurance Claim
	13.6	Responsibility for Claims
	13.7	Conduct of Claims – Responsible Party
	13.8	Conduct of Claims – Other Party
	13.9	Settlements and compromises
	13.10	Excluded Claims
	13.11	US litigation
	13.12	Loan
	13.13	Payment of indemnities
	13.14	Purchase Price Reduction and Gross up for Indemnities

14	Insurance

	14.1	General
	14.2	D&O Insurance
	14.3	Future Assistance

15	Guarantees and Financial support

	15.1	Guarantees and financial support in favour of the RGL Group
	15.2	Exceptions
	15.3	Guarantees and financial support in favour of the CSR Group
	15.4	Exceptions

	15.5	Encumbrances

16	Statutory Licences

	16.1	Statutory Licences - General
	16.2	Release by RGL
	16.3	Release by CSR

17	Tax

	17.1	General
	17.2	Tax assistance

18	Tax Claims

	18.1	Indemnity by CSR for Tax Claims
	18.2	Indemnity by RGL for Tax Claims
	18.3	Limitation of CSR indemnity
	18.4	Limitation of RGL indemnity
	18.5	Notice
	18.6	Obligation to act
	18.7	Refunds etc.
	18.8	Expert

19	Business Records

	19.1	Retention by RGL - General
	19.2	Indemnity and release by RGL - Business Records
	19.3	Retention by CSR
	19.4	Indemnity and release by CSR - Business Records
	19.5	Privileged records

20	GST

	20.1	Interpretation
	20.2	GST payable
	20.3	Tax Invoices
	20.4	Reimbursements and similar payments
	20.5	Clawback of GST

21	Confidentiality

	21.1	No obligation to provide Confidential Information
	21.2	CSR’s Confidential Information
	21.3	RGL’s Confidential Information
	21.4	Return of Confidential Information

22	Dispute Resolution

23	General

	23.1	Notices
	23.2	Representations and warranties
	23.3	Reliance on representations
	23.4	Governing law and jurisdiction
	23.5	Prohibition and enforceability

23.6	Waivers
23.7	Variation
23.8	Costs and expenses
23.9	Cumulative rights
23.10	Assignment
23.11	Further assurances
23.12	Entire agreement
23.13	Counterparts
23.14	To the extent not excluded by law
23.15	Attorneys

Schedule 1 - Internal Restructure Documents

Schedule 2 – Former Businesses

Schedule 3 – Demerger Costs

Schedule 4 – “Readymix properties” to be retained by CSR

This Demerger Deed

is made on 27 March 2003 between the following parties:

1                                        CSR Limited
ABN 90 000 001 276
of Level 4, 9 Help Street, Chatswood NSW 2067
(CSR)

2                                        Rinker Group Limited
ABN 53 003 433 118
of Level 4, 9 Help Street, Chatswood NSW 2067
(RGL)

3                                        Readymix Holdings Pty Limited
ABN 87 099 732 297
of Level 4, 9 Help Street, Chatswood NSW 2067
(RHPL)

Recitals

A.                                  At the date of this deed RGL is a wholly owned Subsidiary of CSR.

B.                                    Rinker Materials Corporation, a RGL Group Member, has at all relevant times owned the US RGL Businesses. The CSR Group, pursuant to the Internal Restructure Documents and the Transaction Documents, has transferred, or will transfer, the Non-US RGL Businesses from CSR Group Members to RGL Group Members.

C.                                    The RGL Group has through the Internal Restructure Documents and the Transaction Documents transferred some companies that own some of the CSR Businesses to CSR Group Members.

D.                                   Subject to approval of the Scheme, CSR intends to demerge RGL as an independent publicly listed company with its initial shareholders (and their proportionate shareholdings) being substantially the same as the shareholders (and their proportions held) in CSR.

E.                                     CSR and RGL have entered into this deed to facilitate the orderly separation of RGL from CSR and RGL’s emergence as an independently owned publicly listed company in accordance with the Demerger Principle.

F.                                     RHPL is an RGL Group Member.

This deed witnesses

that in consideration of, among other things, the mutual promises contained in this deed, the parties agree:

Demerger Deed

1                                         Interpretation

1.1                               Definitions in this deed

In this deed:

1997 Tax Act means the Income Tax Assessment Act 1997 (Cth).

ASIC means the Australian Securities and Investments Commission.

Assets means assets (including Contracts, Intellectual Property and freehold property), joint venture and partnership interests and shares, transferred, or to be transferred, to RGL Group Members under the Internal Restructure Documents or pursuant to this deed.

ASX means Australian Stock Exchange Limited.

Authority means any public or regulatory body, governmental department (in Australia or any other jurisdiction), any Royal Commission, Board of Inquiry, Parliamentary Committee or similar body or any other body exercising statutory or prerogative power.

Beneficiary means a CSR Beneficiary or a RGL Beneficiary as applicable.

Bond Guarantees means:

(a)                                 the guarantee granted by CSR pursuant to Article 14 of the Indenture dated 1 March 1994 between Rinker Materials Corporation, CSR and Bank One. N.A. (formerly The First National Bank of Chicago) to the holders of the US$200,000,000 6.875% Notes due 1 March 2004 in respect of, amongst other things, all payments of principal, premium and interest on such notes, as evidenced by CSR’s execution of its notation of guarantee on such notes; and

(b)                                the guarantee granted by CSR pursuant to Article 14 of the Indenture dated 21 July 1995 between Rinker Materials Corporation, CSR and Bank One. N.A. (formerly The First National Bank of Chicago) to the holders of the US$250,000,000 6.875% Notes due 21 July 2005 in respect of, amongst other things, all payments of principal, premium and interest on such notes, as evidenced by CSR’s execution of its notation of guarantee on such notes.

Business Day means a day, not being a Saturday, Sunday or public holiday, on which banks are generally open for business in Sydney.

Capital Reduction has the same meaning as in the Scheme.

Claim means any legal proceeding (whether civil or criminal), claim, allegation, cause of action, suit or demand, administrative proceeding, arbitral proceeding, mediation or other form of alternative dispute resolution (whether or not held in conjunction with any legal, administrative or arbitral proceedings) or any investigation or inquiry by any Authority, Government Agency or External Administrator relating to, involving, arising out of or in any way connected with any act or omission, or any written or oral threat, complaint, demand, negotiation, act or omission that might reasonably result in a party apprehending that any such proceeding, cause of action, suit or demand, investigation, inquiry or matter might be initiated.

Confidential Information means confidential information, trade secrets, know-how, scientific, technical, product, market or pricing information relating to the RGL Group or the CSR Group other than Excluded Information;

Contracts means the contracts and commitments entered into by a CSR Group Member or a RGL Group Member before the Effective Date including contracts or commitments of, in the nature of, or relating to:

(a)                                 the purchase or sale of goods or services (including customer contracts, supplier contracts, agency agreements);

(b)                                the sale or purchase of assets, shares or land;

(c)                                 master lease agreements and underlying leases and equipment leases;

(d)                                agreements to lease and leases relating to land;

(e)                                 partnership, joint venture or collaboration agreements and shareholder agreements;

(f)                                   confidentiality or non-disclosure agreements;

(g)                                deeds of termination, release or waiver;

(h)                                options; or

(i)                                    licences.

Corporations Act means the Corporations Act 2001 (Cth).

CSR Adviser means each of the following:

(a)                                 ABN AMRO Corporate Finance Australia Limited;

(b)                                Credit Suisse First Boston Australia Limited;

(c)                                 Freehills;

(d)                                Sullivan & Cromwell;

(e)                                 Ernst & Young

(f)                                   Henry Davis York; and

(g)                                Ausgroup Consulting,

and their Representatives, each only in their capacity as an adviser to CSR in relation to the Demerger.

CSR Beneficiary means a CSR Group Member and any of their Representatives (solely in that capacity and not, for the avoidance of doubt, in their capacity as a Representative of a RGL Group Member).

CSR Businesses means the businesses, operations and activities to be carried on by CSR Group Members after the Demerger as summarised in the Scheme Booklet and the assets and Liabilities in relation to those businesses, operations or activities.

CSR Demerger Costs means those classes of costs specified in part 1 of schedule 3 which relate to the CSR Group ceasing to carry on the Non-US RGL Businesses and the costs specified in part 2 of schedule 3.

CSR Group means CSR and its Subsidiaries, other than RGL Group Members, from time to time (each a CSR Group Member).

CSR Information means all information concerning the CSR Businesses and the Former CSR Businesses.

CSR Prosecution means a prosecution brought by a Government Agency against CSR or a CSR Group Member under any Law.

CSR Tax Claim means a notice of assessment or an amended or deemed assessment (including a notice of adjustment of a loss), demand or other document, or Claim made by or on behalf of any Government Agency which relates to a transaction entered into by, or an act or omission of, or occurrence in respect of the RGL Businesses, a RGL Group Member or the Former RGL Businesses as a result of which any CSR Group Member is or becomes liable to make a payment for Tax, or is deprived of any credit, rebate, refund, relief, allowance or deduction.

CSR Tax Liability means a Liability in respect of a CSR Tax Claim.

Demerger has the same meaning as in the Scheme.

Demerger Date has the same meaning as in the Scheme.

Demerger Dividend has the same meaning as in the Scheme.

Demerger Principle means the underlying principles of the Demerger described in clauses 3.1 and 3.8.

Directors and Officers Insurance means the directors and officers insurance coverage taken out by CSR and in effect at the date of this deed comprising the following policies:

(a)                                 policy number 93285524 with Chubb Insurance Company of Australia Limited;

(b)                                policy number 86896 with American Home Insurance Company;

(c)                                 policy number 93285281 with Chubb Insurance Company of Australia Limited; and

(d)                                policy number 86897 with American Home Insurance Company,

or any extension of such policies or any replacement or run-off policy taken out by CSR for any of them.

Effective has the same meaning as in the Scheme.

Effective Date has the same meaning as in the Scheme.

Encumbrance includes an interest or power:

(a)                                 reserved in or over an interest in any asset including any retention of title; or

(b)                                created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation and includes any agreement to grant or create any of the above.

End Date means 18 months after the Demerger Date.

Excluded Agreements has the meaning set out in clause 6.5

Excluded Claim means each of the matters set out in clause 13.10.

Excluded Information means information:

(a)                                 which is in or becomes part of the public domain other than through breach of this deed or an obligation of confidence owed to the provider of the information;

(b)                                which the recipient of the information acquires from a source other than:

(1)                                 where the recipient is a CSR Group Member, from a RGL Group Member, Representative of a RGL Group Member or a RGL Adviser; and

(2)                                 where the recipient is a RGL Group Member, from a CSR Group Member, Representative of a CSR Group Member or a CSR Adviser,

where such source is entitled to disclose it; or

(c)                                 which is or has been independently developed by an employee of the recipient who has no knowledge of the disclosure by the disclosing party (as shown by appropriate records).

External Administrator means a liquidator, provisional liquidator, receiver, receiver or manager or an administrator.

Financial Assistance Resolution means the resolution to be passed under section 260B of the Corporations Act approving the giving of any financial assistance by RGL in the execution or performance of this deed.

Former CSR Businesses means any company, business or asset (excluding the Non-US RGL Businesses) which, but for its disposal or closure by the CSR Group prior to the Effective Date, is more likely than not to have formed part of the CSR Businesses and not the RGL Businesses after the Demerger, having regard to:

(a)                                 the nature of the activities conducted or purpose for which it was conducted or used; and

(b)                                the treatment of the profits of the business in the relevant management accounts,

and includes the companies, businesses and assets listed in part 1 of schedule 2.

Former RGL Businesses means any company, business or asset (excluding the Non-US RGL Businesses) which, but for its disposal or closure by the CSR Group prior to the Effective Date, is more likely than not to have formed part of the RGL Businesses and not the CSR Businesses after the Demerger, having regard to:

(a)                                 the nature of the activities conducted or purpose for which it was conducted or used; and

(b)                                the treatment of the profits of the business in the relevant management accounts,

and includes the companies, businesses and assets listed in part 2 of schedule 2.

Group means the CSR Group or RGL Group as applicable.

Government Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world.

GST means the goods and services tax levied under the GST Act and includes any replacement or subsequent similar tax.

GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth);

Intellectual Property means the statutory and other legally enforceable proprietary rights, including but not limited to trade marks, patents, designs, copyright, circuit layouts, confidential information, trade secrets and all other intellectual property rights as defined in Article 2 of the Convention establishing the World Intellectual Property Organisation, dated 14 July 1967, as amended from time to time.

Internal Restructure means the transfer of:

(a)                                 the Non–US RGL Businesses from CSR Group Members to RGL Group Members; and

(b)                                some parts of the CSR Businesses from RGL Group Members to CSR Group Members,

pursuant to the Internal Restructure Documents and other Transaction Documents.

Internal Restructure Documents means each of the documents specified in schedule 1 and any agreements amending those documents and any agreements between CSR Group Members and RGL Group Members entered into or to be entered into pursuant to an agreement referred to in schedule 1.

Law includes all legislation, delegated legislation, by-laws or ordinances.

Liabilities means all liabilities, costs, losses and damage, however caused and includes:

(a)                                 a liability due to negligence or any other tort;

(b)                                a liability to an employee or a trade creditor;

(c)                                 a liability in relation to a loan, bank overdraft, trade bill facility, other financial accommodation, guarantee or indemnity;

(d)                                a judgment debt, fine, criminal or civil penalty, liability for damages or compensation or to account for profits or to make restitution;

(e)                                 any tax or duty;

(f)                                   a fee, charge or expense for legal (on a solicitor and own client basis), accounting or other professional services,

irrespective of whether the liability:

(g)                                is actual, prospective, contingent or otherwise;

(h)                                is at any time ascertained or unascertained;

(i)                                    is owing or incurred by or on account of one person alone or severally or jointly with any other person; or

(j)                                    comprises any combination of the above.

Listing means the inclusion of RGL on the official list of ASX.

Listing Memorandum means the information memorandum provided to ASX under paragraphs 108 to 119 of Appendix 1A of the ASX Listing Rules in connection with the Listing.

Listing Warranty means the warranty, given by RGL in clause 4 of Part 3 of the application for Listing, that the information and documents provided to ASX for the purposes of the application for Listing are and will be true and complete.

Litigation payment means any payment or other monetary benefit received under any judgement, order, settlement or other compromise of or in relation to the New Jersey litigation, including any monetary payments to be paid in the future pursuant to a declaratory judgment by the court.

Marketing Material means any advertisements, circulars, presentation packs and any other document distributed or published in connection with the Demerger (including any associated refinancing) and includes any oral presentation or meetings held in connection with the Demerger (including any associated refinancing).

New Jersey litigation means the action commenced by CSR and Rinker Materials Corporation that is pending in the United States District Court for the District of New Jersey, styled CSR Ltd v. Federal Ins. Co. et al., CV No, 95-2947, and the action commenced by ACE Insurance Ltd. and certain others that is pending in the Commercial Division of the Supreme Court of New South Wales, Australia, styled, CIGNA Insurance Australia Ltd. v CSR Ltd, et al., No.50133 of 1995, including all claims, defences, counter-claims, cross-claims, and appeals asserted by any party to the actions.

New Jersey litigation costs means all costs and disbursements (including attorney’s fees), actually paid or incurred (including under an indemnity) by each CSR Group Member and each RGL Group Member in prosecuting the New Jersey litigation.

Non-US RGL Businesses means the RGL Businesses excluding the US RGL Businesses.

PLDC means Penrith Lakes Development Corporation Limited ABN 46 000 133 951.

Prosecution means either a CSR Prosecution or a RGL Prosecution (as applicable).

Related Body Corporate has the same meaning as in the Corporations Act.

Related Party Transaction Resolution means the resolution to be passed under part 2E.1 of the Corporations Act approving the giving of any financial benefit to a related party by RGL in the execution or performance of this deed.

release when used as a noun, means, in relation to a matter, a full, final, unqualified and unconditional waiver, release, discharge, acquittance and satisfaction of, and bar to, any proceeding or right to relief for or in relation to that matter, and when used as a verb means to waive, release, discharge, acquit and accept as satisfaction of, and as a bar to, any proceeding or right to relief for or in relation to that matter, in each case fully, finally and unconditionally and without any qualification.

Representative of a person includes a director, employee, partner or officer of that person, or (in relation to CSR or RGL) a contractor who is a former employee of CSR or who provides services to CSR treasury, but excludes:

(a)                                 a person’s auditor;

(b)                                CSR Advisers in relation to CSR; and

(c)                                 RGL Advisers in relation to RGL.

RGL Adviser means Mallesons Stephen Jaques and its Representatives each only in their capacity as an adviser to RGL in relation to the Demerger.

RGL Beneficiary means a RGL Group Member and any of their Representatives (solely in that capacity and not, for the avoidance of doubt, in their capacity as a Representative of a CSR Group Member).

RGL Businesses means the businesses, operations and activities to be carried on by RGL Group Members after the Demerger as summarised in the Scheme Booklet and the assets (including the Assets) and Liabilities (including the RGL Liabilities) in relation to those businesses, operations or activities.

RGL Demerger Costs means those classes of costs specified in part 3 of schedule 3 which relate to the raising of equity in RHPL in relation to the Demerger and the costs specified in part 4 of schedule 3.

RGL Group means RGL and its Subsidiaries from time to time (each a RGL Group Member).

RGL Information means all information concerning the RGL Businesses and the Former RGL Businesses.

RGL Liabilities means Liabilities assigned to or assumed by, or purported to be assigned to or assumed by, a RGL Group Member, under an Internal Restructure Document.

RGL Prosecution means a prosecution brought by a Government Agency against a RGL Group Member under any Law.

RGL Tax Claim means a notice of assessment or an amended or deemed assessment (including a notice of adjustment of a loss), demand or other document, or Claim made by or on behalf of any Government Agency in respect of:

(a)                                 a transaction entered into by, or an act or omission of, or occurrence in respect of the CSR Businesses, a CSR Group Member or a Former CSR Businesses; or

(b)                                a failure by CSR to pay Tax which it is liable to pay pursuant to the GST Act in relation to the period prior to the Effective Date within the required time for payment, as a result of which any RGL Group Member is or becomes liable to make a payment for Tax, or is deprived of any credit, rebate, refund, relief, allowance or deduction.

RGL Tax Liability means a Liability in respect of a RGL Tax Claim.

Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between CSR and the holders of its ordinary shares as described in the Scheme Booklet.

Scheme Booklet means the booklet as approved by the Court pursuant to section 411(1) of the Corporations Act and sent to the holders of CSR’s ordinary shares pursuant to section 412(1)(a) of the Corporations Act explaining the Demerger and containing the explanatory statement in relation to the Scheme.

Shared Contract means a Contract, that relates partly to a RGL Business and partly to a CSR Business to which a CSR Group Member or RGL Group Member is a party, but excludes a contract which is only between one or more CSR Group Members on the one hand and one or more RGL Group Members on the other.

Statutory Licence means a licence, consent, approval, permit, authorisation, certificate of registration, agreement or other concession issued by a Government Agency which is required, obtained or entered into in relation to (as applicable) the RGL Businesses for the purposes of conducting the RGL Businesses or the CSR Businesses for the purposes of conducting the CSR Businesses.

Subsidiary has the same meaning as in the Corporations Act.

Tax means:

(a)                                 any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding; or

(b)                                any income, stamp or transaction duty, tax or charge,

which is assessed, levied, imposed or collected by any Government Agency and includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above.

Tax Claim means a CSR Tax Claim or a RGL Tax Claim, as applicable.

Third Party means a person other than a CSR Group Member or a RGL Group Member.

Third Party Claim means a Claim brought by a Third Party.

Third Party Consent means a consent given by a Third Party and includes waivers or consents in relation to changes in control, the Capital Reduction, or a disposal of assets or shares in relation to the Internal Restructure, Scheme or Demerger.

Transaction Documents means each of:

(a)                                 this deed;

(b)                                the Internal Restructure Documents;

(c)                                 the Transition and Shared Services Agreement,

and any other agreements that CSR and RGL agree in writing should be included as Transaction Documents before the Demerger Date.

Transition and Shared Services Agreement means the agreement of that name executed on or about the date of this deed.

US asbestos litigation has the meaning set out in clause 13.11(b).

US RGL Businesses means the businesses, operations and activities carried on by Rinker Materials Corporation and its Subsidiaries and the assets and Liabilities in relation to (and entities carrying on) those businesses, operations or activities.

1.2                               Interpretation

(a)                                 In this deed headings and bold type are for convenience only and do not affect the interpretation of this deed and unless the context otherwise requires:

(1)                                 words importing the singular include the plural and vice versa;

(2)                                 a reference to one gender includes all genders;

(3)                                 other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(4)                                 an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(5)                                 a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this deed and a reference to this deed includes any annexure, exhibit and schedule;

(6)                                 a reference to legislation includes any change to, consolidation or replacement of it, whether passed by the same or another Government Agency with legal power to do so, and any delegated legislation or proclamation issued under it;

(7)                                 a reference to a document includes all amendments or supplements to or replacements or novations of that document;

(8)                                 a reference to a party to a document includes that party’s executors, administrators, successors and permitted assigns including any person taking by novation;

(9)                                 a reference to anything (including businesses, assets, a group or any amount) is a reference to the whole and each part of it

(10)                           no provision of this deed will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this deed or that provision;

(11)                           if more than one person is identified as a group, that expression refers to them, and the obligations of the group under this deed bind them, jointly and severally;

(12)                           a covenant or agreement on the part of two or more persons binds them jointly and severally;

(13)                           “in relation to” includes arising, directly or indirectly, in whole or in part, in relation to, in relation to, in connection with, as a consequence of, or which would not have arisen but for;

(14)                           a reference to a deed other than this deed or to an agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding, whether or not in writing;

(15)                           a reference to “$” or “dollar” is to Australian currency;

(16)                           a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

(17)                           a reference to “claim” includes any claim or cause of action and whether made at law, in equity or under statute; and

(18)                           a reference to a body other than a party to this deed (including an institute, association or authority) whether statutory or not which ceases to exist or whose powers or functions are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

(b)                                In this deed, unless otherwise expressly stated, “including” means “including but not limited to” and “include” and “includes” have corresponding meanings.

(c)                                 Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

1.3                               Beneficial interest

The parties acknowledge and agree that:

(a)                                 CSR enters into and obtains the benefit of this deed on behalf of itself and as trustee for each CSR Beneficiary and CSR Adviser;

(b)                                where this deed obliges or purports to oblige any CSR Beneficiary to act or to refrain from acting or otherwise specifies or purports to specify the rights and obligations of any CSR Beneficiary, CSR will procure that the CSR Beneficiary acts or refrains from acting in accordance with this deed and otherwise complies with its rights and obligations under this deed;

(c)                                 any CSR Beneficiary and CSR Adviser may enforce any promise, right (including right of indemnification), representation, warranty and release that is given to or made in favour of or for the benefit of, a CSR Beneficiary or a CSR Adviser (as applicable) or may require CSR to enforce the same on behalf of a CSR Beneficiary or a CSR Adviser (as applicable);

(d)                                RGL enters into and obtains the benefit of this deed on behalf of itself and as trustee for each RGL Beneficiary and RGL Adviser;

(e)                                 where this deed obliges or purports to oblige any RGL Beneficiary to act or to refrain from acting or otherwise specifies or purports to specify the rights and obligations of any RGL Beneficiary, RGL will procure that the RGL Beneficiary acts or refrains from acting in accordance with this deed and otherwise complies with its rights and obligations under this deed; and

(f)                                   any RGL Beneficiary or RGL Adviser may enforce any promise, right (including right of indemnification), representation, warranty and release that is given to or made in favour of or for the benefit of, a RGL Beneficiary or a RGL Adviser (as applicable) or may require RGL to enforce the same on behalf of a RGL Beneficiary or a RGL Adviser (as applicable).

1.4                               Bar to pleading

(a)                                 Each RGL Beneficiary agrees that each CSR Beneficiary may plead this deed in bar of any Claim made by or on behalf of a RGL Beneficiary against any CSR Beneficiary which is inconsistent with this deed.

(b)                                Each CSR Beneficiary agrees that each RGL Beneficiary may plead this deed in bar of any Claim made by or on behalf of a CSR Beneficiary against any RGL Beneficiary which is inconsistent with this deed.

1.5                               Precedence of documents

Subject to any express provision to the contrary, to the extent of any inconsistency between:

(a)                                 any provision of this deed (except for this clause 1.5 and clauses 3, 13.3, 15, 16 and 19) and any other Transaction Document, the provision of the Transaction Document prevails; and

(b)                                any provision of a Transaction Document and another Transaction Document, the Transaction Document dealing with a specific issue prevails.

1.6                               Accounting Separation

Provided the Effective Date is on or before 1 May 2003, CSR and RGL agree that with effect from 1 April 2003, or such other date as CSR and RGL agree (where possible such other date will be the last month end preceding the Demerger Date):

(a)                                 CSR will account for the CSR Businesses and CSR Group Members only; and

(b)                                RGL will account for the RGL Businesses and RGL Group Members only.

2                                         Condition Precedent

This deed is conditional upon the passing of the Financial Assistance Resolution and the Related Party Transaction Resolution, and shall be of no force or effect until the date that is the later of:

(a)                                 15 days after notice of the passing of the Financial Assistance Resolution has been lodged with the Australian Securities and Investments Commission under section 260B(6) of the Corporations Act; and

(b)                                the date on which the Related Party Transaction Resolution has been passed.

3                                         Demerger Principle

3.1                               Demerger Principle

On and from the Effective Date:

(a)                                 the RGL Group, and not the CSR Group, will have the entire economic benefit, commercial risk and (subject to clause 13.3) Liabilities of the RGL Businesses and the Former RGL Businesses, as if the RGL Group had owned and operated the RGL Businesses and the Former RGL Businesses, at all times (and for the avoidance of doubt as if no CSR Group Member had owned or operated the Non-US RGL Businesses or the Former RGL Businesses at any time);

(b)                                the CSR Group, and not the RGL Group, will have the entire economic benefit, commercial risk and (subject to clause 13.3) Liabilities of the CSR Businesses and the Former CSR Businesses, as if the CSR Group had owned and operated the CSR Businesses and the Former CSR Businesses, at all times (and, for the avoidance of doubt, as if no RGL Group Member had owned or operated any of the CSR Businesses or Former CSR Businesses at any time);

(c)                                 no RGL Group Member will have any rights (including any right to make a Claim for loss or damage in relation to the Scheme, the Capital Reduction, the Demerger Dividend, the Internal Restructure or any Transaction Document) against, or obligations to, CSR or any CSR Beneficiary; and

(d)                                no CSR Group Member will have any rights (including any right to make a Claim for loss or damage in relation to the Scheme, the Capital Reduction, the Demerger Dividend, the Internal Restructure or any Transaction Document) against, or obligations to, RGL or any RGL Beneficiary, except those rights or obligations expressly contained in or conferred by this deed, the other Transaction Documents or any other agreement entered into between a CSR Group Member on the one hand and a RGL Group Member on the other hand:

(a)                                 after the date of this deed;

(b)                                before the date of this deed only to the extent that the agreement relates to the supply of goods or services by Australian Cement Holdings Pty Ltd.

3.2                               Application of Demerger Principle

Subject to any express provision to the contrary in this deed, subsequent clauses in this deed and clauses in the Transaction Documents reflect, and are intended to give effect to, the Demerger Principle. To the extent that there is any ambiguity in those more specific clauses, they are to be interpreted to give best effect to the Demerger Principle.

3.3                               Indemnity by RGL - Demerger Principle

Subject to any express provision to the contrary in this deed, RGL indemnifies CSR and each CSR Beneficiary against all Claims and Liabilities incurred by CSR and each CSR Beneficiary in relation to any Claim brought by a RGL Group Member contrary to the Demerger Principle.

3.4                               Indemnity by CSR - Demerger Principle

Subject to any express provision to the contrary in this deed, CSR indemnifies RGL and each RGL Beneficiary against all Claims and Liabilities incurred by RGL and each RGL Beneficiary in relation to any Claim brought by a CSR Group Member contrary to the Demerger Principle.

3.5                               Demerger Costs

(a)                                 CSR is responsible for, and indemnifies RGL and each RGL Beneficiary against, all CSR Demerger Costs.

(b)                                RGL is responsible for the RGL Demerger Costs. RGL will procure that a RGL Group Member will pay the RGL Demerger Costs. RGL indemnifies CSR and each CSR Beneficiary against all RGL Demerger Costs.

(c)                                 CSR and RGL will, acting reasonably, determine which of the costs associated with the Demerger and which come within the classes of costs listed in parts 1 and 3 of schedule 3 are the responsibility of:

(1)                                 CSR as costs which relate to the CSR Group ceasing to carry on the Non-US RGL Businesses; and

(2)                                 RGL or an RGL Group Member as costs which relate to the raising of equity in RGL or RHPL in relation to the Demerger.

(d)                                In the financial year in which the Demerger becomes Effective, CSR and the appropriate RGL Group Members will each raise accruals and provisions as appropriate for the demerger costs for which they are responsible.

3.6                               Liability relating to the Scheme Booklet etc.

(a)                                 Subject to clause 13.3, CSR agrees to indemnify and keep indemnified, RGL and each RGL Beneficiary against Liabilities incurred by RGL and each RGL Beneficiary arising from, or in connection with, any Claim made against RGL or a RGL Beneficiary arising from, or in connection with, any failure of the:

(1)                                 Scheme Booklet;

(2)                                 Listing Memorandum; or

(3)                                 Marketing Material,

to comply with any applicable legal requirement (including the Listing Rules of ASX) but only to the extent that the failure is caused by acts or omissions concerning, or arises in relation to, CSR Information and except to the extent that the failure is or was the result of any conduct, act or omission of RGL or any RGL Beneficiary involving fraud, wilful misconduct or bad faith.

(b)                                Subject to clause 13.3, RGL agrees to indemnify and keep indemnified, CSR and each CSR Beneficiary against Liabilities incurred by CSR and each CSR Beneficiary arising from, or in connection with, any Claim (including any claim made by any director of RGL pursuant to any indemnity agreement between that director and CSR) made against CSR or a CSR Beneficiary arising from, or in connection with, any failure of the:

(1)                                 Scheme Booklet;

(2)                                 Listing Memorandum; or

(3)                                 Marketing Material,

to comply with any applicable legal requirement (including the Listing Rules of ASX) but only to the extent that the failure is caused by acts or omissions concerning, or arises in relation to, RGL Information and except to the extent that the failure is or was the result of any conduct, act or omission of CSR or any CSR Beneficiary involving fraud, wilful misconduct or bad faith.

3.7                               Composition of RGL Board and conduct of affairs of RGL

CSR undertakes to RGL that it will not, on or after the Effective Date and until the Demerger Date, exercise any right as a member of RGL to:

(a)                                 appoint or remove any director of RGL nor will it take any step prior to the Effective Date the effect of which would be to appoint or remove a director of RGL on or after the Effective Date; or

(b)                                convene, or permit to be held, any meeting of members of RGL without the approval of the board of directors of RGL as that board is constituted on the Effective Date.

3.8                               “Readymix properties” to be retained by CSR

(a)                                 Notwithstanding anything else in this deed other than clause 3.8(c), the CSR Group will own and have the entire economic benefit, commercial risk and (subject to clause 13.3) Liabilities (including environmental contamination) arising from or running with the land described in Schedule 4.

(b)                                For the avoidance of doubt, in accordance with the Demerger Principle, the RGL Group will have the entire economic benefit, commercial risk and Liabilities of any quarrying or other business previously conducted at the properties described in Schedule 4 as a Former RGL Business except to the extent:

(1)                                 it arises from or runs with the land described in Schedule 4; or

(2)                                 set out in clause 13.3.

4                                         General Warranties by RGL

4.1                               General Acknowledgement, Warranties and Release by RGL Group

Having regard to the Demerger Principle, RGL and each RGL Group Member agrees with, acknowledges and warrants to CSR and each CSR Beneficiary that it:

(a)                                 will have no right to make any Claim against CSR or any CSR Beneficiary; and

(b)                                irrevocably and unconditionally releases CSR and each CSR Beneficiary from any Liability,

in relation to:

(c)                                 the Internal Restructure or the transfer of the ownership of and responsibility for any of the RGL Businesses to any RGL Group Member;

(d)                                the transfer of the ownership of and responsibility for any of the CSR Businesses to any CSR Group Member;

(e)                                 the Scheme, Demerger Dividend and Capital Reduction; or

(f)                                   the operation of any of the RGL Businesses prior to the Effective Date,

except as expressly provided for or conferred in, or in relation to a breach of, a Transaction Document.

4.2                               Further Acknowledgement, Warranties and Release by RGL Group

To the extent not excluded by law and without limiting the generality of clause 4.1 but subject to clause 3.6, each RGL Group Member expressly:

(a)                                 acknowledges and warrants to CSR and each CSR Beneficiary that this deed excludes any right they will have to make any Claim against CSR or any CSR Beneficiary; and

(b)                                irrevocably and unconditionally releases CSR and each CSR Beneficiary from any Liability, that arises or was incurred,

in relation to section 52 of the Trade Practices Act (1974), section 42 of the Fair Trading Act (1987) (NSW), the comparable clauses in each of the Fair Trading Acts in the various Australian States and Territories, section 1041H of the Corporations Act, comparable clauses in the Corporations Act and the Australian Securities and Investments Commission Act (2001) (Cth) and comparable clauses and provisions in other legislation or delegated legislation in any other jurisdiction anywhere in the world, in relation to the Scheme, Capital Reduction, Demerger Dividend, Internal Restructure or a Transaction Document.

4.3                               No reliance by RGL

Subject to the terms of any Transaction Document, each RGL Group Member acknowledges and warrants in favour of CSR and each CSR Beneficiary that, in entering into each Transaction Document, it has not relied upon and will not rely upon any representation or warranty that is expressed or implied, written, oral, collateral and, to the extent not excluded by law, statutory or otherwise (including under Part 5 of the Trade Practices Act 1974, the Fair Trading Acts of the various Australian States and Territories, the Corporations Act or comparable clauses and provisions in other legislation or delegated legislation in any other jurisdiction anywhere in the world) as to any of the CSR Businesses, the RGL Businesses or as to the prospects of the CSR Group, any CSR Group Member, the RGL Group or any RGL Group Member.

4.4                               Indemnity by RGL – Actions contrary to this clause 4

RGL indemnifies CSR and each CSR Beneficiary against all Claims and Liabilities suffered or incurred by CSR and each CSR Beneficiary in relation to any Claim brought by a RGL Beneficiary contrary to the provisions of this clause 4.

4.5                               Indemnity by RGL

(a)                                 Subject to clause 4.5(b), RGL indemnifies each CSR Adviser against all Claims and Liabilities suffered or incurred by a CSR Adviser in relation to any Claim brought against the CSR Adviser by a RGL Beneficiary arising from, or in connection with, the Demerger.

(b)                                The indemnity in clause 4.5(a) shall not apply to liabilities arising from any written opinion from the CSR Adviser expressly addressed to a RGL Beneficiary or upon which the CSR Adviser has authorised in writing a RGL Beneficiary to rely.

(c)                                 Nothing in this clause 4.5 affects the liability of a CSR Adviser to CSR under the CSR Adviser’s terms of engagement with CSR.

5                                         General Warranties by CSR

5.1                               General Acknowledgement, Warranties and Release by CSR Group

Having regard to the Demerger Principle, CSR and each CSR Group Member agrees with, acknowledges and warrants to RGL and each RGL Beneficiary that it:

(a)                                 will have no right to make any Claim against RGL or any RGL Beneficiary; and

(b)                                irrevocably and unconditionally releases RGL and each RGL Beneficiary from any Liability,

in relation to:

(c)                                 the Internal Restructure or the transfer of the ownership of or responsibility for any of the RGL Businesses to any RGL Group Member; or

(d)                                the transfer of the ownership of and responsibility for any of the CSR Businesses to any CSR Group Member;

(e)                                 the Scheme, the Demerger Dividend and Capital Reduction; or

(f)                                   the operation of any of the CSR Businesses prior to the Effective Date,

except as expressly provided for or conferred in, or in relation to a breach of, a Transaction Document.

5.2                               Further Acknowledgement, Warranties and Release by CSR Group

To the extent not excluded by law, without limiting the generality of clause 5.1 but subject to clause 3.6, each CSR Group Member expressly:

(a)                                 acknowledges and warrants to RGL and each RGL Beneficiary that this deed excludes any right they will have to make any Claim against RGL or any RGL Beneficiary; and

(b)                                irrevocably and unconditionally releases RGL and each RGL Beneficiary from any Liability, that arises or was incurred,

in relation to section 52 of the Trade Practices Act (1974), section 42 of the Fair Trading Act (1987) (NSW), the comparable clauses in each of the Fair Trading Acts in the various Australian States and Territories, section 1041H of the Corporations Act, comparable clauses in the Corporations Act and the Australian Securities and Investments Commission Act (2001) (Cth) and comparable clauses and provisions in other legislation or delegated legislation in any other jurisdiction anywhere in the world, in relation to the Scheme, Capital Reduction, Demerger Dividend, Internal Restructure or a Transaction Document.

5.3                               No reliance by CSR

Subject to the terms of any Transaction Document, each CSR Group Member acknowledges and warrants in favour of RGL and each RGL Beneficiary that, in entering into each Transaction Document, it has not relied upon and will not rely upon any representation or warranty that is expressed or implied, written, oral, collateral and, to the extent not excluded by law, statutory or otherwise (including under Part 5 of the Trade Practices Act 1974, the Fair Trading Acts of the various Australian States and Territories, the Corporations Act or comparable clauses and provisions in other legislation or delegated legislation in any other jurisdiction anywhere in the world) as to any of the RGL Businesses, the CSR Businesses or as to the prospects of the RGL Group, any RGL Group Member, the CSR Group or any CSR Group Member.

5.4                               Indemnity by CSR – Actions contrary to clause 5

CSR indemnifies RGL and each RGL Beneficiary against all Claims and Liabilities suffered or incurred by RGL and each RGL Beneficiary in relation to any Claim brought by CSR or a CSR Beneficiary contrary to the provisions of this clause 5.

5.5                               Indemnity by CSR

(a)                                 Subject to clause 5.5(b), CSR indemnifies the RGL Adviser against all Claims and Liabilities suffered or incurred by the RGL Adviser in relation to any Claim brought against the RGL Adviser by a CSR Beneficiary arising from, or in connection with, the Demerger.

(b)                                The indemnity in clause 5.5(a) shall not apply to liabilities arising from any written opinion from the RGL Adviser expressly addressed to a CSR Beneficiary or upon which the RGL Adviser has authorised in writing a CSR Beneficiary to rely.

(c)                                 Nothing in this clause 5.5 affects the liability of a RGL Adviser to RGL under the RGL Adviser’s terms of engagement with RGL.

6                                         Internal Restructure and exclusions from this deed

6.1                               Internal Restructure

The parties acknowledge that:

(a)                                 the RGL Group has been, or is to be, restructured pursuant to the Internal Restructure Documents in accordance with the Demerger Principle with the intention that assets owned or controlled by the CSR Group which are necessary for, or used by, the RGL Group to operate the RGL Businesses, and (subject to clause 13.3) Liabilities in relation to the RGL Businesses, are held by or are transferred to the appropriate RGL Group Member or otherwise dealt with by transitional arrangements agreed between the parties;

(b)                                the CSR Group has been, or is to be, restructured pursuant to the Internal Restructure Documents in accordance with the Demerger Principle with the intention that assets owned or controlled by the RGL Group which are necessary for, or used by, the CSR Group to operate the CSR Businesses, and (subject to clause 13.3) Liabilities in relation to the CSR Businesses, are held by or have been transferred to the appropriate CSR Group Member or otherwise dealt with by transitional arrangements agreed between the parties;

(c)                                 at the date of this deed certain assets, businesses, Contracts and Intellectual Property may not yet have been transferred and rights in respect of certain assets, businesses, Contracts and Intellectual Property may not yet have been granted including under the Internal Restructure Documents, the transfer of which, and the granting of such, are necessary to give effect to the Internal Restructure or the Demerger. CSR and RGL agree:

(1)                                 that it is their intention that from the Effective Date each of the CSR Group and RGL Group should be in the same position as if all such transfers and the grant of all such rights had been completed on or before the Effective Date;

(2)                                 to promptly notify the other of such assets, businesses, Contracts and Intellectual Property and to promptly do all things, including obtaining any Third Party consents to the transfer or grant of rights or which are required because of any change of control, the Capital Reduction or the Demerger, and execute and deliver all further documents necessary to give full effect to all such transfers and the grant of all such rights including procuring that any CSR Group Member or RGL Group Member (as applicable) do the same;

(3)                                 to ensure that from the Effective Date, in accordance with the Demerger Principle, the CSR Group or the RGL Group (as applicable) has the full benefit and risk of all assets, businesses, Contracts and Intellectual Property referred to in clause 6.1(c) and any rights in respect of the same necessary to give effect to the Demerger Principle; and

(4)                                 the proposed transferee of assets, businesses, Contracts and Intellectual Property referred to in clause 6.1(c) or the proposed recipient of any rights in respect of the same (provided the rights are being transferred in their entirety) will (subject to clause 13.3) keep the transferor or grantor indemnified against any Liability incurred from its continued ownership or responsibilities in respect of any assets, businesses, Contracts and Intellectual Property referred to in clause 6.1(c) to the extent that clause 6.1(c) contemplates that they are to be transferred or rights are to be granted in respect of them.

6.2                               Contracts

Without limiting the effect of clause 6.1(c), the CSR Group and the RGL Group must use their best endeavours to:

(a)                                 ensure that, at the cost of the RGL Group, from the Effective Date the RGL Group obtains the full benefit of and all risks associated with all Contracts which in accordance with the Demerger Principle are to be, or should be, novated or assigned to the RGL Group;

(b)                                obtain, at the cost of the RGL Group, all Third Party Consents required for the novation or assignment of Contracts to the RGL Group referred to in clause 6.2(a) or Third Party Consents for the same required because of any change of control, the Capital Reduction or the Demerger;

(c)                                 ensure that, at the cost of the CSR Group, from the Effective Date the CSR Group obtains the full benefit of and all risks associated with all Contracts, which in accordance with the Demerger Principle are to be, or should be, novated or assigned to the CSR Group; and

(d)                                obtain, at the cost of the CSR Group, all Third Party Consents required for the novation or assignment of Contracts to the CSR Group referred to in clause 6.2(c) or Third Party Consents required for the same because of any change of control, the Capital Reduction or the Demerger.

6.3                               Indemnity by RGL – breach of agreements

Subject to clause 13.3, RGL indemnifies each CSR Group Member against all Claims and Liabilities incurred by a CSR Group Member in relation to a breach by a RGL Group Member of a Transaction Document, excluding the Transition and Shared Services Agreement, provided that where any Transaction Document limits or excludes the liability of the relevant RGL Group Member in relation to such breach, the liability of RGL under this clause 6.3 shall also be so limited or excluded.

6.4                               Indemnity by CSR – breach of agreements

Subject to clause 13.3, CSR indemnifies each RGL Group Member against all Claims and Liabilities incurred by a RGL Group Member in relation to a breach by a CSR Group Member of a Transaction Document, excluding the Transition and Shared Services Agreement, provided that where any Transaction Document limits or excludes the liability of the relevant CSR Group Member in relation to such breach, the liability of CSR under this clause 6.4 shall also be so limited or excluded.

6.5                               Exclusions from this deed

Notwithstanding any provision of this deed, CSR and each CSR Group Member and RGL and each RGL Group Member acknowledge and agree that the arrangements between each of them arising from the Internal Restructure and the Demerger in relation to:

(a)                                 Bond Guarantees, the bonds referred to in the definition of Bond Guarantees and the “Bond Guarantee Indemnity Deed” to be entered into between CSR, RGL and Rinker Materials Corporation on or about the date of this deed;

(b)                                common law or statutory workers’ compensation claims;

(c)                                 the transfer of employees from:

(1)                                 the CSR Group to the RGL Group; or

(2)                                 the RGL Group to the CSR Group,

including in relation to superannuation or any employee entitlements whether pursuant to statute or common law or any employee incentive arrangements;

(d)                                the rights or obligations of the CSR Group Members or the RGL Group Members in relation to superannuation, other retirement benefits or superannuation plans or schemes; and

(e)                                 PLDC, the interest of either the RGL Group or the CSR Group in PLDC including in respect of any arrangements dealing with profit share,

are dealt with in agreements separate to this deed (Excluded Agreements) and are not subject to the provisions of this deed except that the Demerger Principle will apply to the arrangements contemplated by paragraphs (b) to (e) above, except to the extent that it is inconsistent with the express terms of an Excluded Agreement.

7                                         RGL assets - Transfers after Effective Date

7.1                               Notice of transfer - CSR to RGL

If on or before the End Date a CSR Group Member or a RGL Group Member becomes aware that an asset (excluding any asset to which a RGL Group Member has access to, or rights in respect of, under the Transition and Shared Services Agreement or any other specific agreement or which is an asset expressly excluded from transfer to the RGL Group under the Internal Restructure Documents) owned by the CSR Group that it believes forms part of, or is required to conduct, the RGL Businesses, or that it believes formed part of, or was required to conduct, a Former RGL Business, or in the case of Intellectual Property, which it believes has been developed or procured for application within the RGL Businesses or was used in relation to the RGL Businesses, or which it believes was developed or procured for application within a Former RGL Business or was used in relation to a Former RGL Business, was not transferred or assigned, or appropriate rights (including a licence) with respect to that asset were not granted, to a RGL Group Member on or before the Effective Date, the CSR Group Member or the RGL Group Member must so notify CSR and RGL as soon as possible thereafter and in any event prior to the End Date.

7.2                               Transfer of assets - CSR to RGL

(a)                                 On receipt or provision of a notice issued under clause 7.1, CSR must promptly determine whether to transfer, assign or grant rights (including a licence) over the asset to the relevant RGL Group Member acting reasonably, having regard to:

(1)                                 the Demerger Principle;

(2)                                 which business or businesses (being any of the RGL Businesses, the CSR Businesses, a Former RGL Business or a Former CSR Business) each asset referred to in the notice is or was most directly connected with;

(3)                                 the RGL Group’s need to have access to the asset;

(4)                                 the CSR Group’s need to retain continued access to the asset for use in the CSR Businesses;

(5)                                 the CSR Group’s ability to transfer, or grant rights over, the asset;

(6)                                 the Tax implications for the CSR Group and the RGL Group (or any CSR Group Member or RGL Group Member) of the transfer,

assignment or grant of rights and of the failure to transfer, assign or grant rights;

(7)                                 any interest which a Third Party may have in the asset; and

(8)                                 any other matter which either CSR or RGL believes on reasonable grounds to be relevant and stipulates in writing to the other party.

(b)                                If CSR determines to transfer, assign or grant rights over an asset to a RGL Group Member, after having complied with clause 7.2(a), CSR and RGL must negotiate in good faith, and then implement, the terms of transfer or assignment or the form of the grant of rights having regard to:

(1)                                 the Demerger Principle;

(2)                                 the manner in which the asset is treated for accounting purposes (including, without limitation, the book value of the asset) at the Effective Date;

(3)                                 any rights a Third Party may have that impact upon the asset;

(4)                                 the Tax implications of the manner of implementing the transfer, assignment or grant of rights;

(5)                                 the principle that RGL should pay its, Third Parties’ and (subject to clause 13.3) the CSR Group’s Liabilities in relation to the transfer, assignment or grant of rights; and

(6)                                 any other matter which either CSR or RGL believes on reasonable grounds to be relevant and stipulates in writing to the other party.

(c)                                 Nothing in this clause requires CSR to act or not act in a particular way if as a consequence of so doing, CSR would be exposed to any Claims or Liabilities for which it is not indemnified by RGL.

7.3                               Future arrangements for assets

No CSR Group Member or RGL Group Member may notify CSR or RGL in accordance with clause 7.1 after the End Date. Notwithstanding this clause 7.3, CSR must continue to comply with clause 7.2 in respect of any notification given in accordance with clause 7.1 prior to or on the End Date.

8                                         CSR assets - Transfers after Effective Date

8.1                               Notice of transfer - RGL to CSR

If on or before the End Date a CSR Group Member or a RGL Group Member becomes aware that an asset (excluding any asset to which a CSR Group Member has access to, or rights in respect of, under the Transitional and Shared Services Agreement or any other specific agreement) that it believes forms part of, or is required to conduct, the CSR Businesses, or that it believes formed part of, or was required to conduct, a Former CSR Business, or in the case of Intellectual Property, which it believes has been developed or procured for application within the CSR Businesses or was used in relation to the CSR Businesses, or which it believes was developed or procured for application within a Former CSR Business or was used in relation to a Former CSR Business:

(a)                                 was transferred or assigned, or rights (including a licence) with respect to that asset were granted, to a RGL Group Member in error; or

(b)                                was not transferred or assigned, or appropriate rights (including a licence) with respect to that asset were not granted, by a RGL Group Member to a CSR Group Member,

on or before the Effective Date, then the RGL Group Member or the CSR Group Member must so notify CSR and RGL as soon as possible thereafter and in any event prior to the End Date.

8.2                               Transfer of assets - RGL to CSR

(a)                                 On receipt or provision of a notice under clause 8.1, RGL must promptly determine whether to transfer or assign the asset, relinquish the rights (including a licence) granted in relation to the asset or grant rights (including a licence) over the asset, to the relevant CSR Group Member acting reasonably, having regard to:

(1)                                 the Demerger Principle;

(2)                                 which business or businesses (being any of the RGL Businesses, CSR Businesses, a Former RGL Business or a Former CSR Business) each asset referred to in the notice is or was most directly connected with;

(3)                                 the CSR Group’s need to have access to the asset;

(4)                                 the RGL Group’s need to retain continued access to the asset for use in the RGL Businesses;

(5)                                 the RGL Group’s ability to transfer, or grant or relinquish rights over the asset;

(6)                                 the Tax implications for the CSR Group and the RGL Group (or any CSR Group Member or RGL Group Member) of the transfer, assignment, relinquishment or grant of rights and of the failure to assign, transfer, relinquish or grant rights;

(7)                                 any interest which a Third Party may have in the asset; and

(8)                                 any other matter which either CSR or RGL believes on reasonable grounds to be relevant and stipulates in writing to the other party.

(b)                                If RGL determines to transfer or assign the asset, or grant or relinquish rights in relation to an asset to a CSR Group Member after having complied with clause 8.2(a), RGL and CSR must negotiate in good faith, and then implement, the terms of transfer or assignment or the form of the grant or relinquishment of rights (including a licence) having regard to:

(1)                                 the Demerger Principle;

(2)                                 the manner in which the asset is treated for accounting purposes (including the book value of the asset) at the Effective Date;

(3)                                 any rights that a Third Party may have that impact upon the asset;

(4)                                 the Tax implications of the manner of implementing the transfer, assignment or grant or relinquishment of rights;

(5)                                 the principle that CSR should pay its, Third Parties’ and (subject to clause 13.3) the RGL Group’s Liabilities in relation to the transfer, assignment or grant or relinquishment of rights; and

(6)                                 any other matter which either CSR or RGL believes on reasonable grounds to be relevant and stipulates in writing to the other party.

(c)                                 Nothing in this clause requires RGL to act or not act in a particular way if as a consequence of so doing, RGL would be exposed to any Claims or Liabilities for which it is not indemnified by CSR.

8.3                               Future arrangements for assets

No CSR Group Member or RGL Group Member may notify CSR or RGL in accordance with clause 8.1 after the End Date. Notwithstanding this clause 8.3, RGL must continue to comply with clause 8.2 in respect of any notification given in accordance with clause 8.1 prior to or on the End Date.

9                                         RGL Contracts and Shared Contracts - Transfers after the Effective Date

9.1                               Notice regarding Contracts and Shared Contracts

If on or before the End Date, a CSR Group Member or a RGL Group Member becomes aware that on or before the Effective Date:

(a)                                 a Contract that it believes relates to, or is required to conduct, the RGL Businesses or which related to, or was required to, conduct a Former RGL Business (excluding any Contract which is a subject of an Internal Restructure Document or which is a Contract that is expressly excluded from transfer to the RGL Group under the Internal Restructure Documents) was not novated or assigned, or it believes that appropriate rights with respect to such Contract were not granted, to a RGL Group Member; or

(b)                                the treatment of a Shared Contract to which a CSR Group Member is a party and no RGL Group Member is a party was not provided for in the Transition and Shared Services Agreement,

that CSR Group Member or that RGL Group Member must so notify CSR and RGL as soon as possible thereafter and in any event prior to the End Date.

9.2                               Dealing with Contracts identified later

(a)                                 On receipt or provision of a notice issued under clause 9.1, CSR must promptly determine whether to grant rights over, novate or assign to the relevant RGL Group Member or otherwise deal with, the relevant Contract, acting reasonably having regard to:

(1)                                 the Demerger Principle;

(2)                                 the terms of each Contract referred to in the notice;

(3)                                 which business or businesses (being any of the RGL Businesses, CSR Businesses, a Former RGL Business or a Former CSR

Business) most directly benefits from each Contract referred to in the notice;

(4)                                 the RGL Group’s need to receive the benefit of the Contract;

(5)                                 the CSR Group’s need to receive the benefit of the Contract;

(6)                                 the CSR Group’s need to be relieved of its obligations under the Contract;

(7)                                 the manner in which the Contract is treated for accounting purposes at the Effective Date;

(8)                                 the CSR Group’s ability to deal with the Contract;

(9)                                 the Tax implications for the CSR Group and the RGL Group (or any CSR Group Member or RGL Group Member) of the grant of rights, novation or assignment and of the failure to grant, novate or assign;

(10)                           any interest which a Third Party may have in the Contract; and

(11)                           any other matter which either CSR or RGL believes on reasonable grounds to be relevant and stipulates in writing to the other party.

(b)                                If CSR determines to grant rights over, novate or assign or otherwise deal with a Contract, after having complied with clause 9.2(a), CSR and RGL must negotiate in good faith, and then implement, the form of the grant of rights or the terms of novation or assignment or other treatment, having regard to:

(1)                                 the Demerger Principle;

(2)                                 any rights a Third Party may have that impact upon the Contract;

(3)                                 the Tax implications of the manner of implementing the grant of rights, novation or assignment;

(4)                                 the principle that RGL should pay its, Third Parties’ and (subject to clause 13.3) the CSR Group’s Liabilities in relation to the grant of rights, novation or assignment; and

(5)                                 any other matter which either CSR or RGL believes on reasonable grounds to be relevant and stipulates in writing to the other party.

(c)                                 Nothing in this clause requires CSR to act or not act in a particular way if as a consequence of so doing, CSR would be exposed to any Claims or Liabilities for which it is not indemnified by RGL.

9.3                               Future Arrangements for Contracts

No CSR Group Member or RGL Group Member may notify CSR or RGL in accordance with clause 9.1 after the End Date. Notwithstanding this clause 9.3, CSR must continue to comply with clause 9.2 in respect of any notification given in accordance with clause 9.1 prior to or on the End Date.

10                                  CSR Contracts and Shared Contracts - Transfers after the Effective Date

10.1                        Notice regarding Contracts and Shared Contracts

If on or before the End Date a CSR Group Member or a RGL Group Member becomes aware that on or before the Effective Date:

(a)                                 a Contract that it believes relates to, or is required to conduct, the CSR Businesses or which related to, or was required to, conduct a Former CSR Business has been novated or assigned, or rights with respect to that Contract were granted, to a RGL Group Member in error;

(b)                                a Contract that it believes relates to, or is required to conduct, the CSR Businesses or which related to, or was required to, conduct a Former CSR Business was not novated or assigned by a RGL Group Member, or appropriate rights with respect to that Contract were not granted by a RGL Group Member, to a CSR Group Member; or

(c)                                 the treatment of a Shared Contract to which a RGL Group Member is a party and no CSR Group Member is a party was not provided for in the Transition and Shared Services Agreement,

the RGL Group Member or the CSR Group Member must so notify CSR and RGL as soon as possible thereafter and in any event prior to the End Date.

10.2                        Dealing with Contracts identified later

(a)                                 On receipt or provision of a notice under clause 10.1, RGL must promptly determine whether to novate or assign the Contract, or relinquish the rights granted in relation to the Contract or grant rights over the Contract, to the relevant CSR Group Member acting reasonably having regard to:

(1)                                 the Demerger Principle;

(2)                                 the terms of each Contract referred to in the notice;

(3)                                 which business or businesses (being any of the RGL Businesses, the CSR Businesses, a Former RGL Business or a Former CSR Business) most directly benefits from each Contract referred to in the notice;

(4)                                 the CSR Group’s need to receive the benefit of the Contract;

(5)                                 the RGL Group’s need to receive the benefit of the Contract;

(6)                                 the RGL Group’s need to be relieved of its obligations under the Contract;

(7)                                 the manner in which the Contract is treated for accounting purposes at the Effective Date;

(8)                                 the RGL Group’s ability to deal with the Contract; and

(9)                                 the Tax implications for the CSR Group and the RGL Group (or any CSR Group Member or RGL Group Member) of the novation, assignment, relinquishment or grant of rights and of the failure to novate, assign, relinquish or grant rights;

(10)                           any interest which a Third Party may have in the Contract; and

(11)                           any other matter which either CSR or RGL believes on reasonable grounds to be relevant and stipulates in writing to the other party.

(b)                                If RGL determines to grant or relinquish rights in relation to the Contract, novate or assign or otherwise deal with the Contract, after having complied with clause 10.2(a), RGL and CSR must negotiate in good faith the form of the grant or relinquishment of rights or the terms of novation or assignment or other treatment, having regard to:

(1)                                 the Demerger Principle;

(2)                                 any rights a Third Party may have that impact upon the Contract;

(3)                                 the Tax implications of the manner of implementing the grant or relinquishment of rights, novation, assignment or other treatment;

(4)                                 the principle that CSR should pay its, Third Parties’ and (subject to clause 13.3) the RGL Group’s Liabilities in relation to the grant or relinquishment of rights, novation, assignment or other treatment; and

(5)                                 any other matter which either CSR or RGL believes on reasonable grounds to be relevant and stipulates in writing to the other party.

(c)                                 Nothing in this clause requires RGL to act or not act in a particular way if as a consequence of so doing, RGL would be exposed to any Claims or Liabilities for which it is not indemnified by CSR.

10.3                        Future Arrangements for Contracts

No CSR Group Member or RGL Group Member may notify CSR or RGL in accordance with clause 10.1 after the End Date. Notwithstanding this clause 10.3, RGL must continue to comply with clause 10.2 in respect of any notification given in accordance with clause 10.1 prior to or on the End Date.

11                                  RGL Group Liabilities

11.1                        Acceptance of Liabilities

(a)                                 Subject to clause 11.1(b) and 13.3, RGL accepts responsibility for any Liabilities that in accordance with the Demerger Principle should have been assigned to, or assumed by, a RGL Group Member but which have not (but for this clause 11) been assigned to or assumed by a RGL Group Member.

(b)                                RGL does not, pursuant to clause 11.1(a), accept responsibility for any Liability:

(1)                                 where the assignment to, or assumption by, a RGL Group Member of such Liability was expressly excluded by a Transaction Document;

(2)                                 if a CSR Group Member derives any benefit from an asset owned by a CSR Group Member following the Demerger which is associated with the Liability, except to the extent of the excess of the Liability over the value of the benefit;

(3)                                 to the extent set out in clause 13.3; or

(4)                                 referred to in clause 3.8(a).

11.2                        RGL Indemnity

RGL indemnifies CSR and each CSR Beneficiary against all Claims and Liabilities incurred by CSR and a CSR Beneficiary in relation to any Liability which is (and to the extent it is) the responsibility of RGL pursuant to clause 11.1.

12                                  CSR Group Liabilities

12.1                        Acceptance of Liabilities

(a)                                 Subject to clause 12.1(b) and 13.3, CSR accepts responsibility for any Liabilities that in accordance with the Demerger Principle should have been assigned to, or assumed by, a CSR Group Member but which have not (but for this clause 12) been assigned to or assumed by a CSR Group Member.

(b)                                CSR does not, pursuant to clause 12.1(a), accept responsibility for any Liability:

(1)                                 where the assignment to, or assumption by, a CSR Group Member of such Liability was expressly excluded by a Transaction Document;

(2)                                 if a RGL Group Member derives any benefit from an asset owned by a RGL Group Member following the Demerger which is associated with the Liability, except to the extent of the excess of the Liability over the value of the benefit; or

(3)                                 to the extent set out in clause 13.3.

12.2                        CSR Indemnity

CSR indemnifies RGL and each RGL Beneficiary against all Claims and Liabilities incurred by RGL and a RGL Beneficiary in relation to any Liability which is (and to the extent it is) the responsibility of CSR pursuant to clause 12.1.

13                                  Indemnities and Claims management

13.1                        General

(a)                                 In this clause 13:

(1)                                 Indemnified Party means the person entitled to make, or making, a claim for indemnity or to otherwise recover (net of any applicable recovery under an Insurance Claim) under a Transaction Document;

(2)                                 Indemnifying Party means the person obliged to indemnify, or indemnifying, or to otherwise pay (net of any applicable recovery under an Insurance Claim), a person under a Transaction Document;

(3)                                 Loss means any injury or damage alleged to have occurred as a result of an alleged tort, breach of contract or law or any other act or omission of the Indemnifying Party;

(4)                                 Insurance Claim means:

(A)                             a claim under any relevant policy of insurance that the Indemnified Party holds, or has the benefit of, in relation to any Liability for which the Indemnified Party may be able to make a claim for indemnity or other payment under a Transaction Document and includes any such claim made before the Effective Date;

(B)                               any claim against a third party that the Indemnified Party has in relation to any Liability for which the Indemnified Party may be able to make a claim for indemnity or other payment under a Transaction Document and includes any such claim made before the Effective Date; and

(C)                               any claim giving rise to or included in the New Jersey litigation;

(5)                                 Other Party means a person who is not responsible for the conduct of a Claim in accordance with clause 13.6; and

(6)                                 Responsible Party means the person responsible for the conduct of a Claim in accordance with clause 13.6.

(b)                                Each indemnity in this deed is a continuing obligation, separate and independent from the other obligations of the parties, and survives termination, completion or expiration of this deed.

(c)                                 Subject to any other provision of this deed or any other Transaction Document, no Indemnifying Party will join an Indemnified Party or its Related Bodies Corporate, or co-operate with any claimant to join an Indemnified Party or its Related Bodies Corporate, to any litigation arising as a result of any Claim where to do so would be inconsistent with the Demerger Principle, without the prior written consent of the Indemnified Party.

(d)                                Subject only to this clause 13, it is not necessary for a party to incur expense or to make any payment before enforcing a right of indemnity conferred by this deed.

(e)                                 Each RGL Group Member and CSR Group Member must use all reasonable endeavours to minimise:

(1)                                 the risk of any Claims being made which could be the subject of a claim for indemnity under this deed; and

(2)                                 the costs associated with such Claims.

(f)                                   The indemnities contained in this deed shall apply to the maximum extent permitted by law.

(g)                                If the Indemnified Party makes any claim under any indemnity or other provision in a Transaction Document, the Indemnifying Party may in its reasonable discretion elect to treat that claim as a request for an Advance under clause 13.12, instead of a claim under the indemnity until the Claim and (if applicable) Insurance Claim has been finally settled or finally determined by a court of competent jurisdiction (after all appeals have been exhausted).

13.2                        Indemnity

(a)                                 Subject to clause 13.2(c) and 13.3, on and from the Effective Date CSR agrees to indemnify and keep indemnified, RGL and each RGL Beneficiary against any Liability arising from, or in connection with, any Claim made against RGL or a RGL Beneficiary arising from, or in connection with, any actions or omissions, including negligence and other alleged torts, breach of contract or law or any other act, committed, omitted or done in relation to the CSR Businesses or the Former CSR Businesses whether occurring before or after the Effective Date, regardless of when the Claim is made, the Loss occurs or the Liability arises.

(b)                                Subject to clauses 13.2(c), 13.3 and 13.11(d), on and from the Effective Date RGL agrees to indemnify and keep indemnified, CSR and each CSR Beneficiary against any Liability arising from, or in connection with, any Claim made against CSR or a CSR Beneficiary arising from, or in connection with, any actions or omissions, including negligence and other alleged torts, breach of contract or law or any other act, committed, omitted or done in relation to the RGL Businesses or the Former RGL Businesses whether occurring before or after the Effective Date regardless of when the Claim is made, the Loss occurs or the Liability arises.

(c)                                 If:

(1)                                 the Indemnified Party makes a claim against the Indemnifying Party in respect of a Liability that may be recoverable under both:

(A)                             an indemnity contained in clause 13.2(a) or 13.2(b); and

(B)                               an indemnity contained in another provision of this deed or another Transaction Document (Other Indemnity); and

(2)                                 the liability of the Indemnifying Party under the other indemnity is (in whole or in part) limited, excluded or subject to the fulfilment of any condition,

then the Indemnified Party may recover from the Indemnifying Party under clause 13.2(a) or 13.2(b) (as applicable) only to the extent (if any) permitted by the relevant limitation, exclusion or condition.

13.3                       Indemnities and assumptions net of insurance

Notwithstanding any other provision in any other Transaction Document (including this deed):

(a)                                 the indemnities contained in clauses 13.2(a) and 13.2(b) and each Other Indemnity only apply to a Liability which is in excess of any amount received or receivable (including after making relevant notifications) by the Indemnified Party from any third party under an Insurance Claim in relation to the Claim or Liability; and

(b)                                any assumption or other acceptance of any Liability consistent with the Demerger Principle in any Transaction Document shall only apply to a Liability which is in excess of any amount received or receivable (including after making relevant notifications) by the party whose Liability it would have been (but for that assumption or other acceptance), from any third party under an Insurance Claim in relation to that Claim or Liability, and the parties agree that each Transaction Document:

(c)                                 shall be construed, accordingly; and

(d)                                is amended to the extent necessary to give this effect.

13.4                       Notification of Claim

(a)                                RGL undertakes:

(1)                                 that if after the Effective Date, any Claim in respect of which RGL or a RGL Beneficiary may be entitled to be indemnified (or otherwise paid) wholly or in part by CSR or a CSR Group Member under a provision of a Transaction Document is made or threatened against RGL or a RGL Beneficiary, or if RGL or a RGL Beneficiary becomes aware of any fact or matter which could reasonably be expected to give rise to such a Claim, RGL must, as soon as reasonably practicable, give to CSR written notice of the Claim containing reasonable details of the circumstances of the Claim and reasonable details of any Insurance Claim that may be able to be made by RGL or the RGL Beneficiary in relation to the Claim; and

(2)                                 to use all reasonable efforts to minimise any costs in relation to any Claim referred to in clause 13.4(a)(1).

(b)                               CSR undertakes:

(1)                                 that if after the Effective Date, any Claim in respect of which CSR or a CSR Beneficiary may be entitled to be indemnified (or otherwise paid) wholly or in part by RGL or a RGL Group Member under a provision of a Transaction Document is made or threatened against CSR or a CSR Beneficiary, or if CSR or a CSR Beneficiary becomes aware of any fact or matter which could reasonably be expected to give rise to such a Claim, CSR must, as soon as reasonably practicable, give to RGL written notice of the Claim containing reasonable details of the circumstances of the Claim and reasonable details of any Insurance Claim that may be able to be made by CSR or the CSR Beneficiary in relation to the Claim; and

(2)                                 to use all reasonable efforts to minimise any costs in relation to any Claim referred to in clause 13.4(b)(1).

13.5                       Insurance Claim

(a)                                Following notification of a Claim or potential Claim under clause 13.4, the Indemnified Party will properly make any Insurance Claim that can reasonably be made in relation to the Claim or potential Claim unless after good faith consultation between the Indemnified Party and the Indemnifying Party, the Indemnifying Party determines that an Insurance Claim should not be made in relation to the Claim or potential Claim.

(b)                               It is the intention of the CSR Group and the RGL Group that nothing in any Transaction Document relieves any insurer from any obligation it owes or may owe to an Indemnified Party under any contract of insurance and each Transaction Document must be interpreted to give effect to this intention.

(c)                                  CSR warrants that as at the Demerger Date its Insurance Manager believes in good faith that CSR has properly notified CSR’s appropriate insurer of all events of which he is aware and for which CSR may make an Insurance Claim and which could reasonably give rise to a Claim for which CSR or a CSR Beneficiary would be entitled to be indemnified or otherwise paid under a Transaction Document.

13.6                       Responsibility for Claims

(a)                                Following notification of a Claim or potential Claim under clause 13.4, the Indemnifying Party and the Indemnified Party must promptly meet and use their reasonable endeavours to determine which of the Indemnifying Party or the Indemnified Party should be responsible for the conduct of the Claim and the Insurance Claim having regard to:

(1)                                the nature and seriousness of the Claim;

(2)                                the nature of any applicable Insurance Claim;

(3)                                which Group has the most appropriate expertise to conduct the Claim and/or the Insurance Claim;

(4)                                which Group wants to conduct the Claim and/or the Insurance Claim; and

(5)                                the potential adverse effect of the Claim and/or the Insurance Claim on the name or reputation of the Indemnifying Party and the Indemnified Party.

Subject to clause 13.6(e), if, within 10 Business Days of one party giving the other a written notice seeking agreement, the parties cannot agree who will conduct the Claim and the Insurance Claim under this clause 13.6(a):

(6)                                the Indemnifying Party will conduct the Claim and the Insurance Claim to the extent that, in the Indemnifying Party’s reasonable opinion, the Indemnifying Party’s right to conduct such claims will not or ought reasonably not prejudice the Insurance Claim; and

(7)                                the Indemnified Party will conduct the Claim and the Insurance Claim to the extent that, in the Indemnifying Party’s reasonable opinion, the Indemnifying Party’s right to conduct such claims will or may reasonably prejudice the Insurance Claim.

(b)                               Notwithstanding the conduct of any applicable Insurance Claim or which of the Indemnified Party or Indemnifying Party is responsible for the conduct of any Claim, the Indemnifying Party in relation to any Claim (including any Claim which exists on or before the Effective Date) will be responsible for the Liabilities arising from, that Claim in accordance with this clause 13;

(c)                                Subject to clause 13.12, the Indemnifying Party:

(1)                                will not be obliged to pay any expenses incurred by the Indemnified Party in making and pursuing the Insurance Claim; and

(2)                                will be entitled to recover from the Indemnified Party any expenses incurred by it in pursuing or assisting the pursuit of the Insurance Claim,

to the extent that such expenses are recovered by the Indemnified Party pursuant to the Insurance Claim.

(d)                               Where the Indemnifying Party is required to indemnify or otherwise pay the Indemnified Party in relation to only part of a Claim (including any Claim that exists on or before the Effective Date), then:

(i)                                    the Indemnifying Party will be responsible in accordance with this clause 13 for Liabilities arising from only that part of the Claim; and

(ii)                                 the Indemnified Party will be responsible for all other Liabilities arising from the Claim.

(e)                                If:

(i)                                    a Claim is made against both CSR and/or a CSR Beneficiary and RGL and/or a RGL Beneficiary; or

(ii)                                 the Indemnifying Party is responsible for only part of a Claim,

and the Indemnified Party and the Indemnifying Party are unable to agree who should conduct such Claim in accordance with clause 13.6(a) then the party with the greater exposure to Liability (including through any indemnity or other obligation to pay) will, unless the parties otherwise agree in accordance with clause 13.6(a), be responsible for the conduct of that Claim and any associated Insurance Claim. In the event of any disagreement between the parties as to which of them bears the greater exposure to Liability in relation to the Claim:

(iii)                              the parties must, for a period of 10 Business Days or such longer period as the parties may agree in writing, use their best endeavours to agree a process for the joint conduct of the Claim and the Insurance Claim; and

(iv)                             failing agreement under clause 13.6(e)(iii), a Senior Counsel will determine on the balance of probabilities, which party bears the greater exposure to Liability in relation to the Claim.

For the avoidance of doubt, if at anytime during the conduct of a Claim or an Insurance Claim there is a material change in circumstances which a party reasonably believes might change the identity of the party who should conduct the claim under this clause 13.6(e), that party may at that time invoke or reinvoke (as the case may be) this clause 13.6(e) having regard to the circumstances that exist at that time.

(f)                                  The Senior Counsel referred to in clause 13.6(e)(iv) is to be appointed by agreement between the parties or, if the parties are unable to agree within 3 Business Days after a person first being suggested by a party, appointed by the President of the Bar Association of New South Wales upon the application of either party. The costs of the Senior Counsel are to be shared equally between the parties. The decision of the Senior Counsel shall be final and binding in respect of which party is responsible for the conduct of the Claim and the associated Insurance Claim, but shall not, for the avoidance of doubt, constitute a determination of the actual liabilities of the parties in respect of the Claim.

(g)                               If the parties determine in accordance with this clause 13.6 that the Indemnified Party is to conduct a Claim, then the Indemnified Party is to conduct that Claim in accordance with this clause 13 except, for the avoidance of doubt, the Indemnified Party must not admit liability in respect of, or settle or compromise that Claim without the prior written consent of the Indemnifying Party under clause 13.9. For the avoidance of doubt, this clause 13.6(g) shall not prevent the Indemnified Party admitting liability in respect of, or settling or compromising, a Claim, the conduct of which it has assumed or continued under clause 13.9(c).

(h)                               Subject to clause 13.6(e), the Indemnifying Party may by written notice to the Indemnified Party take over the conduct of any Claim if in the reasonable opinion of the Indemnifying Party it is appropriate for the Indemnifying Party to do so.

13.7                       Conduct of Claims – Responsible Party

(a)                                The Responsible Party must in its conduct of any Claim to which this clause 13 applies comply with the following:

(1)                                if requested by the Other Party, keep the Other Party reasonably informed of, and consult reasonably with the Other Party in respect of, all matters material to the Claim;

(2)                                if the Responsible Party is the Indemnified Party, regularly keep the Indemnifying Party informed of all Liabilities being accrued in the conduct of the Claim;

(3)                                take all reasonable action:

(A)                             (including the making of objections and appeals) necessary to avoid, resist, compromise or defend the Claim; and

(B)                               to pursue any claim consistent with this clause 13 capable of being made,

in relation to the Claim.

(b)                               The Responsible Party will have due regard to the effect of its conduct of any Claim in accordance with this clause on the reputation of the Other Party and will have regard to the principle, as far as is reasonably practicable, that the reputation of the Other Party should not be injured unnecessarily.

(c)                                To the extent that there is any disagreement between the Indemnifying Party and the Indemnified Party in relation to any aspect of the conduct or management of a Claim, the reasonable requirements and directions of the Indemnifying Party will prevail, provided that if clause 13.6(e) applies, the reasonable requirements and directions of the party conducting the claim will prevail. The Indemnifying Party and the Indemnified Party will take all reasonable steps to satisfy and follow the reasonable requirements and directions which so prevail.

13.8                       Conduct of Claims – Other Party

The Other Party must comply with the following procedure in relation to a Claim to which this clause 13 applies being conducted by the Responsible Party:

(a)                                none of the Other Party or its Beneficiaries will admit, compromise, settle or pay a Claim, or to take any other steps which may in any way prejudice the defence or challenge of the same, including the discontinuation of any proceeding or appeal instituted or defended by the Responsible Party whether or not in the name of the Other Party or any of its Beneficiaries without the prior written consent of the Responsible Party;

(b)                               the Other Party and its Beneficiaries will permit the Responsible Party to take any action in the name of the Other Party or its Beneficiaries which is necessary to commence, prosecute, resist, defend, dispute, avoid, counterclaim, set-off, settle, compromise or appeal a Claim;

(c)                                the Other Party and its Beneficiaries will do all things reasonably necessary to enable the Responsible Party to conduct any Claim in accordance with this clause 13;

(d)                               the Other Party must ensure that the Responsible Party and its Representatives are given full access to, and are permitted to take copies of, all relevant documentation in the possession, custody or control of the Other Party or its Beneficiaries for the purposes of assessing any Claim or in relation to any action taken or proposed to be taken under this clause 13;

(e)                                the Other Party must ensure that the Responsible Party and its Representatives are given reasonable access to any Representatives of the Other Party or its Beneficiaries for the purposes of assessing any Claim or in relation to any action taken or proposed to be taken in relation to such Claim; and

(f)                                  the Other Party must ensure that neither it nor any of its Beneficiaries or their Representatives do or cause to be done anything in relation to a Claim which is likely to compromise or prejudice the Responsible Party’s rights under this clause 13.

13.9                       Settlements and compromises

(a)                                If:

(1)                                an offer of settlement or compromise is made to the Indemnified Party or Indemnifying Party in respect of an Insurance Claim or a Claim to which this clause 13 relates; or

(2)                                the Indemnified Party or Indemnifying Part proposes to make an offer of settlement for an Insurance Claim or a Claim to which this clause 13 relates,

(each a Settlement Offer)

the party who received the Settlement Offer or who proposes to make a Settlement Offer must promptly notify the other party and the Indemnified Party and Indemnifying Party must thereafter promptly meet to consider the Settlement Offer.

(b)                               If the Indemnifying Party and the Indemnified Party are unable to agree upon whether a Settlement Offer should be accepted or made (as the case may be), the Indemnifying Party may determine whether the Settlement Offer will be accepted or made (as the case may be) and the parties shall each use their reasonable endeavours to give effect to the Indemnifying Party’s determination.

(c)                                Notwithstanding clause 13.9(b), the Indemnifying Party shall not accept a Settlement Offer without giving the Indemnified Party at least 5 Business Days notice (or if this is not reasonably practicable given the period within the Settlement Offer must be accepted, as long as reasonably practicable), during which period, the Indemnified Party may by written notice object to the Settlement Offer and declare its intention to continue or assume (as the case may be) conduct of the Claim or the Insurance Claim (as the case may be). If the Indemnified Party assumes the conduct of the Claim or the Insurance Claim (as the case may be), the Indemnifying Party must transfer the conduct of the Claim or the Insurance Claim to the Indemnified Party and the Indemnifying Party must provide all reasonable assistance as the Indemnified Party may require for its future conduct of the Claim or Insurance Claim.

(d)                               If the Indemnified Party continues or assumes (as the case may be) responsibility for the conduct of a Claim or Insurance Claim pursuant to clause 13.9(c) then:

(1)                                if the Settlement Offer relates to a Claim, the Indemnifying Party’s Liability to indemnify the Indemnified Party (and obligation to make an advance under clause 13.12) in relation to that Claim will be limited to the amount for which the Claim could have been settled at the time that the Indemnifying Party gave notice under clause 13.9(c), together with costs and expenses incurred by the Indemnifying Party up to that time, less any amount recoverable under a relevant Insurance Claim; and

(2)                                if the Settlement Offer relates to an Insurance Claim, the Indemnifying Party’s Liability in respect of that Insurance Claim and associated Claim shall be reduced by the amount for which the Insurance Claim could have been settled at the time the Indemnifying Party gave notice under clause 13.9(c) (and the Indemnifying Party shall be under no obligation to make any further Advance under clause 13.12 in respect of the Insurance Claim).

(e)                                Without limiting clause 13.9(a), the Indemnifying Party must not make a Settlement Offer that includes or requires any admission, acknowledgement or similar statement by the Indemnified Party as to liability or fault or includes any consideration to be given by the Indemnified Party other than the payment of money, without the prior written consent of the Indemnified Party which shall not be unreasonably withheld or delayed.

13.10                Excluded Claims

Notwithstanding any provision of this deed, the following matters are excluded from the operation of this clause 13:

(a)                                Bond Guarantees, the bonds referred to in the definition of Bond Guarantees and the “Bond Guarantee Indemnity Deed” to be entered into between CSR, RGL and Rinker Materials Corporation on or about the date of this deed;

(b)                               any Claim arising from, or in connection with, common law or statutory workers’ compensation claims;

(c)                                any Claim arising from, or in connection with, the transfer of employees from:

(1)                                the CSR Group to the RGL Group; or

(2)                                the RGL Group to the CSR Group,

including in relation to superannuation or any employee entitlements whether pursuant to statute or common law or any employee incentive arrangements;

(d)                               any Claim arising from, or in connection with, the rights or obligations of the CSR Group Members or the RGL Group Members in relation to superannuation, other retirement benefits or superannuation plans or schemes;

(e)                                any Claim arising from, or in connection with, PLDC or the interest of either the RGL Group or the CSR Group in PLDC; and

(f)                                  any Claim exclusively between one or more CSR Group Members on the one hand and one or more RGL Group Members on the other.

13.11                US litigation

(a)                                The parties acknowledge that none of the RGL Group Members has, as a result of or in connection with the Demerger or the terms of this Deed, or otherwise assumed, or agreed to assume, Liability for any asbestos related Claim arising from the operations of the CSR Businesses or the Former CSR Businesses.

(b)                               Subject to paragraph 13.11(c) but otherwise notwithstanding any other provision of this deed, CSR will continue to defend and settle Claims bought against any CSR Group Member or any RGL Group Member in the United States and which arises from or relates to alleged torts of any CSR Group Member in connection with the claimant’s allegedly injurious exposure to raw asbestos fibre sold by any CSR Group Member or to finished asbestos products allegedly containing such asbestos fibre (US asbestos litigation) in accordance with its general practices as at the date of this deed.

(c)                                Nothing in this deed precludes CSR from altering its strategy in relation to US asbestos litigation provided that it reasonably believes such alteration is in the best interests of the relevant CSR Group Member and will not materially prejudice the RGL Group. CSR will give RGL reasonable notice and information prior to CSR making such a change in strategy. The notice from CSR will include such information as CSR reasonably considers that RGL reasonably requires to understand the change in strategy. CSR and RGL must use their best endeavours (including attempting to identify methods of passing information) to ensure that any legal professional privilege, attorney-client privilege, work product privilege or similar privilege which applies to any such notice, or any other document, is not waived, extinguished or lost, because of such notice being provided by CSR (and CSR shall not be required to provide information to the extent its provision causes legal professional privilege, attorney-client privilege, work product privilege or similar privilege which would otherwise apply to be waived, extinguished or lost).

(d)                               If any CSR Group Member or any RGL Group Member receives any Litigation payment the parties shall retain such Litigation payment or account to each other for such Litigation payment or part thereof (as the case may be) as follows:

(1)                                first, New Jersey litigation costs shall be reimbursed and if the Litigation payment is not sufficient to fully reimburse all such parties for such costs and disbursements, CSR Group Members and RGL Group Members shall share the Litigation payment in accordance with the proportion in which each CSR Group Member and each RGL Group Member has actually paid or incurred (including under an indemnity) such total costs and disbursements; and

(2)                                if the Litigation payment exceeds the amounts reimbursed under clause 13.11(d)(1), each CSR Group Member and each RGL Group Member shall share the balance of the Litigation payment in accordance with the proportion in which as at the Effective Date they have actually paid or incurred (including under an indemnity) the Loss to which the Litigation payment relates.

(e)                                If at the time any Litigation payment is received by any RGL Group Member the New Jersey litigation is not finally concluded (including resolution of any appeals), the Litigation payment shall be provided to CSR to be applied toward the costs of prosecution of the New Jersey litigation until final determination or resolution of the New Jersey litigation, at which time the balance (if any) will be accounted for in accordance with clause 13.11(d).  Nothing herein shall require CSR to hold such Litigation payment in escrow or in a constructive trust.

13.12                Loan

(a)                                Subject to clause 13.9(d) and without affecting the rights and obligations of the Indemnified Party in respect of any applicable Insurance Claim, the Indemnifying Party shall upon request advance (Advance) to the Indemnified Party:

(1)                                an amount sufficient to cover any out of pocket costs and expenses reasonably incurred by the Indemnified Party in performing its obligations under this clause 13; and

(2)                                an amount sufficient to cover any amounts payable by the Indemnified Party which are or, assuming no relevant Insurance Claim is successful, would be the subject of an indemnity in clause 13.2 or would otherwise be recoverable by the Indemnified Party from the Indemnifying Party under any Transaction Document.

(b)                               The Indemnifying Party will be entitled to charge the Indemnified Party interest at the business overdraft rate of the Indemnifying Party’s usual business bank in respect of the Advance (or part of the Advance) to the extent that:

(1)                                the Indemnified Party is able to recover amounts in respect of such interest from an insurer or third party; or

(2)                                it is finally agreed or finally determined by a court of competent jurisdiction (after all available appeals have been exhausted) that the cost, expense or amount payable to which the Advance (or relevant part of the Advance) relates is not properly recoverable by the Indemnified Party from the Indemnifying Party.

(c)                                When making a request under clause 13.12(a), the Indemnified Party must provide reasonable details of the costs, expenses or amount payable to which the requested Advance relates and evidence reasonably satisfactory to the Indemnifying Party that the costs, expenses or amounts satisfy the requirements of clause 13.12(a) and are due and payable (or at the time the moneys are Advanced, will be due and payable) by the Indemnified Party.

(d)                               If the Indemnified Party receives under an Insurance Claim any amount in relation to the costs, expenses or amounts for which an Advance was made under clause 13.12(a), the Indemnified Party must immediately pay the amount so received to the Indemnifying Party in repayment or partial repayment (as the case may be) of the Advance and, if applicable, payment of the associated interest.

(e)                                If it is finally agreed or finally determined by a court of competent jurisdiction (after all appeals have been exhausted) that any costs, expenses or amounts payable for which an Advance was made under clause 13.12(a) are not covered by an indemnity by the Indemnifying Party to the Indemnified Party or are not otherwise recoverable by the Indemnified Party from the Indemnifying Party under a Transaction Document, the amount of such Advance, together with interest, shall be paid by the Indemnified Party to the Indemnifying Party on demand.

(f)                                  If:

(1)                                an Advance was made in connection with a Claim and that Claim and any associated Insurance Claim have been finally settled or finally determined by a court of competent jurisdiction (after all available appeals have been exhausted); or

(2)                                an Advance was made in connection with an Insurance Claim and that Insurance Claim has been finally settled or finally determined by a court of competent jurisdiction (after all available appeals have been exhausted),

any amount outstanding under the Advance shall be deemed to be an amount paid under an indemnity to the extent the Advance is not required to be repaid under clause 13.12(e).

13.13                Payment of indemnities

The Indemnifying Party must, if the Indemnified Party has complied with its obligations under clause 13 and an Advance has not been made under clause 13.12 which covers in full the relevant Liability, pay to the Indemnified Party in immediately available funds all amounts which are due and payable for which the Indemnified Party is entitled to be indemnified under the relevant Transaction Document within 7 days of the date on which the Indemnified Party provides evidence satisfactory to the Indemnifying Party, acting reasonably, that the Liability has been incurred.

13.14                Purchase Price Reduction and Gross up for Indemnities

(a)                                Notwithstanding any provision of a Transaction Document, this clause 13.14 applies to each Transaction Document.

(b)                               Each payment (including refund) in relation to an indemnity in this deed or another Transaction Document or any similar obligation to pay in any Transaction Document which can be attributed to any RGL Businesses will be made by or to CSR as vendor of the RGL Businesses (including any company) and made by or to the relevant RGL Group Member as purchaser of the RGL Businesses (including any company) and will be made by way of appropriate adjustment of the purchase price under the relevant Internal Restructure Document, unless otherwise agreed.

(c)                                If, for any reason, an amount paid (Payment) by a RGL Group Member to a CSR Group Member, or by a CSR Group Member to a RGL Group Member, in relation to an indemnity in this deed or another Transaction Document or any similar obligation to pay in any Transaction Document, is treated as, or gives rise to, assessable income to a CSR Group Member, or RGL Group Member, respectively, on receipt under any law relating to tax (including, but not limited to, the Capital Gains Tax provisions of the 1997 Tax Act) then, the RGL Group Member agrees to pay the CSR Group Member, or the CSR Group Member agrees to pay the RGL Group Member, as the case may be, an additional amount under this clause equal to:

where:

A:                                is the amount of the Payment;

B:                                  is the amount of the Tax Benefit (determined in accordance with clause 13.14(d)) in relation to the Claim or Liability in relation to which the Payment is made; and

T:                                    is the general corporate tax rate at the time the Payment is made.

For the avoidance of any doubt, (A-B) can be a positive or nil amount. If it is a negative amount then, for the purposes of this clause, it will be deemed to be a nil amount.

(d)                               For the purposes of this clause, the amount of the Tax Benefit in respect of a Claim or Liability is the amount of such Claim or Liability which:

(1)                                gives rise to an allowable deduction to the recipient of the Payment under the 1997 Tax Act;

(2)                                gives rise to or increases a capital allowance (as defined in section 995-1 of the 1997 Tax Act) to the recipient of the Payment; or

(3)                                is included (and remains included) in the “cost-base” of a “CGT asset” (each term as defined in section 995-1 of the 1997 Tax Act) of the recipient of the Payment.

14                                 Insurance

14.1                       General

(a)                                CSR will until 31 March 2003:

(1)                                maintain insurance for the RGL Businesses covering such risks and for such amounts as would usually be maintained by CSR for the RGL Businesses in the ordinary course; and

(2)                                maintain insurance for the CSR Businesses covering such risks and for such amounts as would usually be maintained by CSR for the CSR Businesses in the ordinary course.

(b)                               Neither CSR nor RGL will do or permit anything to be done which prejudices or renders, in whole or in part, any insurance referred to in clause 14.1(a) in which the other has an interest or may have an interest, void, voidable or unenforceable and will promptly rectify anything which is reasonably within its control which might prejudice or render, in whole or in part, any such insurance void, voidable or unenforceable.

(c)                                CSR and RGL will promptly, after becoming aware of such a matter, inform the other of anything done or omitted to be done which could prejudice or render, in whole or in part, any insurance referred to in clause 14.1(a) void, voidable or unenforceable.

(d)                               Prior to 31 March 2003, CSR will use its reasonable endeavours to assist RGL to obtain insurance for after 31 March 2003 on reasonable terms having regard to the insurance coverage which applied to the RGL Businesses prior to 31 March 2003.

(e)                                On and from 31 March 2003:

(1)                                CSR will be solely responsible for obtaining and maintaining insurance for CSR Group Members and the CSR Businesses; and

(2)                                RGL will be solely responsible for obtaining and maintaining insurance for RGL Group Members and the RGL Businesses.

14.2                       D&O Insurance

(a)                                CSR must maintain until the Demerger Date for the benefit of:

(1)                                each CSR Group Member and each director and officer of each CSR Group Member in office on or before the Demerger Date; and

(2)                                each RGL Group Member and each director and officer of each CSR Group Member in office on or before the Demerger Date,

the Directors and Officers Insurance as set out in the Chubb Insurance Company of Australia Ltd Directors & Officers Liability and Company Reimbursement Policy No. 93285524 (the Chubb Policy).

(b)                               CSR must ensure that Directors and Officers Insurance, that provides similar coverage terms and limits as the Chubb Policy, will continue to be taken out and maintained for 6 years after the Demerger Date for the benefit of:

(1)                                each CSR Group Member and each director and officer of each CSR Group Member in office on or before the Demerger Date; and

(2)                                each RGL Group Member and each director and officer of each RGL Group Member in office on or before the Demerger Date,

in respect of acts or omissions occurring on or before the Demerger Date.

(c)                                Without limiting clause 14.2(a), CSR must, and must procure that each CSR Group Member must, in relation to the Directors and Officers Insurance:

(1)                                not wilfully or negligently do or omit to do anything that would cause a breach of the Directors and Officers Insurance; and

(2)                                exercise all rights and discretions in relation to its performance under the Directors and Officers Insurance, to the extent that it affects any RGL Group Member or any director or officer of any RGL Group Member in accordance with RGL’s reasonable directions.

(d)                               CSR will act on behalf of RGL Group Members in relation to the Directors and Officers Insurance.  RGL must use, and must ensure that each RGL Group Member uses, its best endeavours to ensure that CSR is able to meet its obligations under the Directors and Officers Insurance, including by:

(1)                                not wilfully or negligently doing or omitting to do anything that would cause a breach of the Directors and Officers Insurance; and

(2)                                providing all information, assistance and co-operation reasonably requested by CSR in relation to:

(A)                             its performance under the Directors and Officers Insurance; or

(B)                               any claim which may give rise to liability which is covered by the Directors and Officers Insurance,

to the extent that it relates to any RGL Group Member or any director or officer of any RGL Group Member.

14.3                       Future Assistance

In respect of the policies of insurance under which any RGL Group Member, whilst it was owned by CSR, is entitled to the benefits, CSR will give to the relevant RGL Group Member such information and assistance as the RGL Group Member may reasonably require for the purpose of pursuing any claims it makes under such policies of insurance and shall direct underwriters to pay proceeds of the claim to the RGL Group Member without deduction.

15                                 Guarantees and Financial support

15.1                       Guarantees and financial support in favour of the RGL Group

RGL, subject to clauses 13.3 and 15.2:

(a)                                on and from the Effective Date, indemnifies CSR and any CSR Beneficiary against any Claims and Liabilities in relation to any guarantees, indemnities and other forms of financial support (other than the Bond Guarantees) including letters of comfort or letters of undertaking, given by CSR or a CSR Beneficiary, or by a financial institution at the request of CSR or a CSR Beneficiary, in favour of a Third Party in relation to obligations relating to the RGL Businesses or the Former RGL Businesses or any transaction relating to the RGL Businesses or Former RGL Businesses (including obligations from which a RGL Group Member is released by a Third Party after the date of this deed but in relation to which a CSR Group Member remains liable to a Third Party); and

(b)                               must use its best endeavours (including through the provision of information reasonably requested by a Third Party, or of guarantees, indemnities, letters of comfort or other security or financial support from RGL Group Members or by the provision of a guarantee by a financial institution at the request of a RGL Group Member) to secure the release of CSR and any CSR Beneficiary from all of its obligations in relation to the guarantees, indemnities and other forms of financial support referred to in clause 15.1(a) (other than the Bond Guarantees), with effect from the Effective Date.

15.2                       Exceptions

(a)                                To the extent that an instrument of guarantee, indemnity or other form of financial support referred to in clause 15.1(a) relates to the obligations of:

(1)                                a RGL Group Member and/or any person in relation to the RGL Businesses or under any transaction relating to the RGL Businesses; and

(2)                                a CSR Group Member and/or any person in relation to the CSR Businesses or under any transaction relating to the CSR Businesses,

RGL’s obligation to:

(3)                                 indemnify CSR or any CSR Beneficiary under clause 15.1(a) against any Claims and Liabilities in relation to that instrument is confined to Claims and Liabilities to the extent they:

(A)                             are caused by a RGL Group Member;

(B)                               arise out of or in relation to the acts, omissions or other conduct of the RGL Group; and/or

(C)                               relate to the RGL Businesses (or any transaction entered into by the RGL Businesses); and

(4)                                 secure the release of CSR and any CSR Beneficiary from all of its obligations under and in relation to that instrument under clause 15.1(b) is confined to a release of those obligations under or in relation to that instrument to the extent that they relate to:

(A)                             RGL Group Members; and/or

(B)                               the RGL Businesses (and any transaction entered into, or to be entered into by the RGL Businesses).

(b)                               The obligations of the RGL Group under clause 15.1(b) do not extend to the release of any guarantee, indemnity or like instrument required to be given by CSR in support of worker’s compensation self insurance licences in New South Wales, Victoria, South Australia and/or Western Australia.

15.3                       Guarantees and financial support in favour of the CSR Group

CSR, subject to clauses 13.3 and 15.4

(a)                                on and from the Effective Date, indemnifies RGL and any RGL Beneficiary against any Claims and Liabilities in relation to any guarantees, indemnities and other forms of financial support including letters of comfort or letters of undertaking, given by RGL or a RGL Beneficiary, or by a financial institution at the request of RGL or a RGL Beneficiary, in favour of a Third Party in relation to obligations relating to the CSR Businesses or the Former CSR Businesses or any transaction relating to the CSR Businesses or Former CSR Businesses (including obligations from which a CSR Group Member is released by a Third Party after the date of this deed but in relation to which a RGL Group Member remains liable to a Third Party); and

(b)                               must use its best endeavours (including through the provision of information reasonably requested by a Third Party, or of guarantees, indemnities, letters of comfort or other security or financial support from CSR Group Members or by the provision of a guarantee by a financial institution at the request of a CSR Group Member) to secure the release of RGL and any RGL Beneficiary from all of its obligations in relation to the guarantees, indemnities and other forms of financial support referred to in clause 15.3(a), with effect from the Effective Date.

15.4                       Exceptions

(a)                                To the extent that an instrument of guarantee, indemnity or other form of financial support referred to in clause 15.3(a) relates to the obligations of:

(1)                                a CSR Group Member and/or any person in relation to the CSR Businesses or under any transaction relating to the CSR Businesses; and

(2)                                a RGL Group Member and/or any person in relation to the RGL Businesses or under any transaction relating to the RGL Businesses,

CSR’s obligation to:

(3)                                indemnify RGL or any RGL Beneficiary under clause 15.3(a) against any Claims and Liabilities in relation to that instrument is confined to Claims and Liabilities to the extent they:

(A)                             are caused by a CSR Group Member;

(B)                               arise out of or in relation to the acts, omissions or other conduct of the CSR Group; and/or

(C)                               relate to the CSR Businesses (or any transaction entered into by the CSR Businesses); and

(4)                                secure the release of RGL and any RGL Beneficiary from all of its obligations under and in relation to that instrument under clause 15.3(b) is confined to a release of those obligations under or in relation to that instrument to the extent that they relate to:

(A)                             CSR Group Members; and/or

(B)                               the CSR Businesses (and any transaction entered into, or to be entered into by the CSR Businesses).

(b)                               This clause 15 shall not apply to any guarantee, indemnity or other forms of financial support comprised in or relating to the Bond Guarantees, the bonds referred to in the definition of Bond Guarantees and the “Bond Guarantee Indemnity Deed” to be entered into between CSR, RGL and Rinker Materials Corporation on or about the date of this deed.

15.5                       Encumbrances

(a)                                As soon as reasonably practicable after receiving notice in writing from RGL, CSR must procure and must procure CSR Group Members to procure the release of any Encumbrance over any asset of a RGL Group Member to the extent that such Encumbrance relates to a Liability of a CSR Group Member or any Liability for which CSR accepts responsibility under clause 12.1.

(b)                               As soon as reasonably practicable after receiving notice in writing from CSR, RGL must procure and must procure RGL Group Members to procure the release of any Encumbrance over any asset of a CSR Group Member to the extent that such Encumbrance relates to a Liability of a RGL Group Member or any Liability for which RGL accepts responsibility under clause 11.1.

16                                 Statutory Licences

16.1                       Statutory Licences - General

CSR and RGL agree to co-operate and act reasonably in relation to the transfer (at the cost of the transferee) of Statutory Licences from:

(a)                                CSR Group Members to RGL Group Members; and

(b)                               RGL Group Members to CSR Group Members,

to the extent necessary to implement the Demerger in the manner envisaged by the Scheme Booklet, including as appropriate:

(c)                                notifying the relevant Government Agency or Government Agencies;

(d)                               applying for assignments of relevant Statutory Licences; and

(e)                                terminating, as applicable, existing Statutory Licences in the name of any CSR Group Member or RGL Group Member and applying for corresponding Statutory Licences in the name of a CSR Group Member or RGL Group Member, as agreed.

16.2                       Release by RGL

RGL and each RGL Group Member agrees with and acknowledges and warrants to CSR and each CSR Beneficiary that it:

(a)                                will have no right to make any Claim against CSR or any CSR Beneficiary; and

(b)                               irrevocably and unconditionally releases CSR and each CSR Beneficiary from any Liability,

in relation to the RGL Group’s delay in obtaining or failure to obtain (whether on desired terms, at all or otherwise) any Statutory Licence, and all Liabilities in respect thereof (other than in respect of a breach of clause 16.1).

16.3                       Release by CSR

CSR and each CSR Group Member agrees with and acknowledges and warrants to RGL and each RGL Beneficiary that it:

(a)                                will have no right to make any Claim against RGL or any RGL Beneficiary; and

(b)                               irrevocably and unconditionally releases RGL and each RGL Beneficiary from any Liability,

in relation to the CSR Group’s delay in obtaining or failure to obtain (whether on desired terms, at all or otherwise) any Statutory Licence, and all Liabilities in respect thereof (other than in respect of a breach of clause 16.1).

17                                 Tax

17.1                       General

(a)                                  CSR will, to the extent that it has available income and/or capital gains tax losses, transfer to RHPL income and/or capital gains tax losses sufficient to extinguish RHPL’s obligation to pay income tax in relation to the financial year ending 31 March 2003.

(b)                                 RHPL must pay to CSR, in immediately available funds, 30% of the value of the income and/or capital gains tax losses transferred to RHPL under clause 17.1(a).

17.2                       Tax assistance

Each of CSR and RGL must ensure that the other and their professional advisers have reasonable access to its personnel and to any relevant premises, assets and records within their custody, power, possession or control to enable the other and their professional advisers to:

(a)                                prepare and lodge any Tax related returns as required by the other party relating to matters, circumstances and transactions that existed or occurred prior to the Effective Date;

(b)                               examine and/or respond to a Tax Claim including any information needed to object or appeal from any such claim; and

(c)                                to take copies or photographs of the records relating to any Tax Claim, at the expense of the other party, provided the other party and its professional advisers give to it such undertakings as to confidentiality as it may reasonably require, subject however to any legal obligation upon the other party to produce such records to a Third Party, and, in exercising the above rights, each party will have regard to legal professional privilege or similar privilege which extends to any communication or document provided to it and must use its best endeavours to avoid doing anything that will cause that privilege to be waived, extinguished or lost by the disclosing party in relation to Third Parties.

18                                 Tax Claims

18.1                       Indemnity by CSR for Tax Claims

From the Effective Date, CSR indemnifies each RGL Group Member against all RGL Tax Claims and RGL Tax Liabilities incurred by that RGL Group Member, except as specifically provided for in this clause 18.

18.2                       Indemnity by RGL for Tax Claims

From the Effective Date but subject to clause 17.1, RGL indemnifies each CSR Group Member against all CSR Tax Claims and CSR Tax Liabilities incurred by that CSR Group Member, except as specifically provided for in this clause 18.

18.3                       Limitation of CSR indemnity

CSR is not required to indemnify a RGL Group Member pursuant to clause 18.1 to the extent that the RGL Tax Claim or RGL Tax Liability arises from a failure by the RGL Group Member;

(a)                                  to supply, in a timely manner, to CSR such information as is reasonably requested by CSR in relation to the RGL Tax Claim including a breach by a RGL Group Member of clause 18.5; or

(b)                                to properly:

(1)                                lodge any document in relation to the Tax Claim including any return, notice of proposed adjustment, challenge, other notice or objection;

(2)                                claim all or any portion of any relief, allowance, deduction, credit, rebate or right to repayment; or

(3)                                disclose or correctly describe in any document in relation to the Tax Claim including any return, notice of proposed adjustment, challenge, other notice or objection any fact, matter or thing to the extent that it was within the knowledge of RGL.

18.4                       Limitation of RGL indemnity

RGL is not required to indemnify a CSR Group Member pursuant to clause 18.2 to the extent that the CSR Tax Claim or CSR Tax Liability arises from a failure by the CSR Group Member:

(a)                                  to supply, in a timely manner, to RGL such information as is reasonably requested by RGL in relation to the CSR Tax Claim including a breach by a CSR Group Member of clause 18.5;

(b)                                to properly:

(1)                                lodge any document in relation to the Tax Claim including any return, notice of proposed adjustment, challenge, other notice or objection;

(2)                                claim all or any portion of any relief, allowance, deduction, credit, rebate or right to repayment; or

(3)                                disclose or correctly describe in any document in relation to the Tax Claim including any return, notice of proposed adjustment, challenge, other notice or objection any fact, matter or thing to the extent that it was within the knowledge of CSR.

18.5                       Notice

(a)                                  If a CSR Group Member becomes aware of a CSR Tax Claim it must give written notice of it to RGL within 10 Business Days after becoming aware.

(b)                                 If a RGL Group Member becomes aware of a RGL Tax Claim it must give written notice of it to CSR within 10 Business Days after becoming aware.

18.6                       Obligation to act

(a)                                  CSR Group Members must (at CSR’s expense) take any proper and reasonable action, including the making of challenges, appeals and objections, within any time period prescribed by Law that RGL reasonably requests to avoid, resist, compromise, challenge or defend a notice or demand which gives rise to a RGL Tax Claim. Any action required to be taken under this clause must be taken in a timely manner.

(b)                                 RGL Group Members must (at RGL’s expense) take any proper and reasonable action, including the making of challenges, appeals and objections, within any time period prescribed by Law that CSR reasonably requests to avoid, resist, compromise, challenge or defend a notice or demand which gives rise to a CSR Tax Claim. Any action required to be taken under this clause must be taken in a timely manner.

18.7                       Refunds etc.

If, following the making of a payment pursuant to either clause 18.1 or 18.2, the Indemnified Party (or a member of that party’s Group) is refunded by way of credit, refund or rebate (including, but not limited to, any amount or credit received following a successful objection or appeal), all or any part of the amount paid pursuant to the indemnity, the Indemnified Party must pay to the Indemnifying Party, an amount equal to the refund obtained after the deduction of reasonable costs and expenses incurred in obtaining the refund (to the extent that those costs and expenses have not already been met by the Indemnifying Party).

18.8                       Expert

(a)                                  If a dispute arises between CSR and RGL in relation to any amount to be paid in accordance with this clause 18 then CSR and RGL must use their best endeavours to resolve the dispute between themselves.

(b)                                 If RGL and CSR cannot within 10 days after a dispute arises between them, agree on any amount to be paid in accordance with this clause 18, they must appoint a Tax expert agreed to by both of them to promptly determine the dispute. The Tax expert must have at least 10 years experience in relation to Tax matters.

(c)                                  If RGL and CSR fail to agree on the appointment of a Tax expert under clause 18.8(b) within seven days of one party requesting appointment of a Tax expert, either RGL or CSR may request the President of the Institute of Chartered Accountants in Australia to appoint a Tax expert with the same expertise referred to above to determine the dispute.

(d)                                 If the Tax expert appointed under clauses 18.8(b) or 18.8(c) is unable to carry out the determination another Tax expert must be appointed in accordance with clauses 18.8(b) or 18.8(c) to determine the dispute.

(e)                                  The Tax expert appointed under this clause acts as an expert and not an arbitrator. The dispute resolution proceedings under this clause are not arbitration proceedings under the Commercial Arbitration Act 1984 (NSW) or any equivalent legislation.

(f)                                    The Tax expert may in its absolute discretion determine the procedures for the determination of the dispute and each of CSR and RGL will comply with these procedures and promptly provide such information as is reasonably required by the Tax expert.

(g)                                 If the dispute cannot be resolved by the Tax expert on or before the date falling seven days before the latest date on which payment in respect of the Tax Claim may lawfully be made without incurring any further penalty or interest for late payment, then the Indemnifying Party must, pending the determination of the Tax expert, pay to the Indemnified Party the amount claimed under this clause 18 in respect of that Tax Claim, including the disputed amount or amounts.

(h)                                 If clause 18.8(g) applies and the Tax expert’s determination is that the amount of the payment to be made by the Indemnifying Party in relation to the Tax Claim either exceeds or is less than the amount paid under clause 18.8(g), then:

(1)                                if the amount determined by the Tax expert is less than the amount paid by the indemnifying party, the Indemnified Party must immediately pay to the Indemnifying Party an amount equal to the difference between the amount so determined and the amount paid; and

(2)                                if the amount determined by the Tax expert exceeds the amount paid by the Indemnifying Party, then the Indemnifying Party must immediately pay to the Indemnified Party an amount equal to the difference between the amount so determined and the amount paid, and payments under this clause 18.8 are to be treated in accordance with clause 13.14.

(i)                                     The Tax expert’s determination is final and binding on the CSR Group and the RGL Group in the absence of manifest error.

(j)                                     The parties must bear equally the expert’s costs.

(k)                                  Unless a party has complied with this clause, it must not commence court proceedings or arbitration in relation to the dispute about the amount to be paid in accordance with this clause 18.

19                                 Business Records

19.1                       Retention by RGL - General

RGL must maintain the records transferred to the RGL Group pursuant to a Transaction Document or exclusively relating to the RGL Businesses for a period of 7 years after the Effective Date and, subject to clause 19.5, allow CSR to access and make copies of those records, provided that:

(a)                                if a Claim to which any records are relevant has been commenced prior to the end of that 7 year period, but has not been finally determined as at the expiration of that time, then RGL must maintain those records until the Claim has been finally determined, settled, withdrawn or discontinued; and

(b)                                if for any other reason CSR reasonably requires that RGL maintain any such records for a period greater than 7 years after the Effective Date, then,

(1)                                no later than 6 months prior to the end of the period 7 years after the Effective Date, CSR shall identify those records which it requires to be kept, and the period for which they are to be kept;

(2)                                RGL shall make such arrangements as it considers appropriate for the storage of those records, at CSR’s cost; and

(3)                                RGL shall not be required to retain any records under this clause 19.1(b) if CSR fails or refuses to pay that cost,

and the parties will, in dealing with records in the manner referred to in this clause have regard to the extent to which legal professional privilege or similar privilege extends to any record and must use their best endeavours to avoid doing anything that will cause that privilege to be waived, extinguished or lost by a party in relation to Third Parties. This clause does not apply to internal records created after the Effective Date.

19.2                       Indemnity and release by RGL - Business Records

(a)                                  RGL indemnifies CSR against all Claims and Liabilities in relation to the transfer of records and the information in those records transferred by a CSR Group Member or a Representative of them to a RGL Group Member or a Representative of them pursuant to a Transaction Document.

(b)                                RGL and each RGL Group Member acknowledges and warrants to CSR and each CSR Beneficiary that it:

(1)                                will have no right to make a Claim against CSR or any CSR Beneficiary; and

(2)                                irrevocably and unconditionally releases CSR and each CSR Beneficiary from any Liability,

in relation to the transfer of records and information in those records referred to in clause 19.2(a), including in relation to any errors, incompleteness or misleading, deceptive or out of date statements, including by omission, relating to those records or information.

19.3                       Retention by CSR

CSR must maintain the records held by the CSR Group at the Effective Date which relate to the RGL Group and the RGL Businesses which records are not transferred to the RGL Group pursuant to a Transaction Document, for a period of 7 years after the Effective Date and, subject to clause 19.5, allow RGL to access and make copies of those records, provided that:

(a)                                if a Claim to which any records are relevant has been commenced prior to the end of that 7 year period, but has not been finally determined as at the expiration of that time, then CSR must maintain those records until the Claim has been finally determined, settled, withdrawn or discontinued; and

(b)                                if for any other reason RGL reasonably requires that CSR maintain any such records for a period greater than 7 years after the Effective Date, then,

(1)                                no later than 6 months prior to the end of the period 7 years after the Effective Date, RGL shall identify those records which it requires to be kept, and the period for which they are to be kept;

(2)                                CSR shall make such arrangements as it considers appropriate for the storage of those records, at RGL’s cost; and

(3)                                CSR shall not be required to retain any records under this clause 19.3(b) if RGL fails or refuses to pay that cost,

and the parties will, in dealing with records in the manner referred to in this clause have regard to the extent to which legal professional privilege or similar privilege extends to any record and must use their best endeavours to avoid doing anything that will cause that privilege to be waived, extinguished or lost by a party in relation to Third Parties. This clause does not apply to internal records created after the Effective Date.

19.4                       Indemnity and release by CSR - Business Records

(a)                                  CSR indemnifies RGL against all Claims and Liabilities in relation to the transfer of records and the information in those records transferred by a RGL Group Member or a Representative of them to a CSR Group Member or a Representative of them pursuant to a Transaction Document.

(b)                                CSR and each CSR Group Member acknowledges and warrants to RGL and each RGL Beneficiary that it:

(1)                                will have no right to make a Claim against RGL or any RGL Beneficiary; and

(2)                                irrevocably and unconditionally releases RGL and each RGL Beneficiary from any Liability,

in relation to the transfer of records and information in those records referred to in clause 19.4(a), including in relation to any errors, incompleteness or misleading, deceptive or out of date statements, including by omission, relating to those records or information.

19.5                       Privileged records

(a)                                  CSR and RGL shall each use all reasonable efforts to comply with clauses 19.1 and 19.3 without waiving or affecting any legal professional privilege, attorney-client privilege, work product privilege or similar privilege that would otherwise apply.

(b)                                 Nothing in clauses 19.1, 19.3 or 19.5(a) requires a party to allow the other party access to, or to make copies of, any record where such access or copying would, or would be likely to (in the reasonable opinion of the party who owns the record), constitute a waiver of or otherwise affect any legal professional privilege, attorney-client privilege, work product privilege or similar privilege that would otherwise apple.

20                                 GST

20.1                       Interpretation

Any reference in this clause to a term defined or used in A New Tax System (Goods and Services Tax) Act 1999 is, unless the context indicates otherwise, a reference to that term as defined or used in that Act.

20.2                       GST payable

(a)                                  Unless expressly included, the consideration for any supply under or in connection with this deed does not include GST.

(b)                                 To the extent that any supply made under or in connection with this deed is a taxable supply, the recipient must pay, in addition to the consideration provided under this deed for that supply (unless it expressly includes GST) an amount (additional amount) equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in relation to the supply. The recipient must pay the additional amount at the same time as the consideration to which it is referable.

(c)                                 Whenever an adjustment event occurs in relation to any taxable supply to which clause 20.2(b) applies:

(1)                                the supplier must determine the amount of the GST component of the consideration payable; and

(2)                                if the GST component of that consideration differs from the amount previously paid, the amount of the difference must be paid by, refunded to or credited to the recipient, as the case may be.

20.3                       Tax Invoices

The supplier must issue a Tax Invoice to the recipient of a taxable supply to which clause 20.2 applies no later than the time at which the additional amount in relation to that taxable supply is payable pursuant to clause 20.2(b).

20.4                       Reimbursements and similar payments

If either party is entitled under this deed to be reimbursed or indemnified by the other party for a cost or expense incurred in connection with this deed, the reimbursement or indemnity payment must not include any GST component of the cost or expense for which an input tax credit may be claimed by the party being reimbursed or indemnified, or by its representative. A party will be assumed to be entitled to a full input tax credit unless it demonstrates that its entitlement is otherwise. If the consideration payable is a reimbursement or indemnification of a loss by reference to income earned, the consideration shall be the income which would have been earned exclusive of GST.

20.5                       Clawback of GST

If an amount paid by a party to this deed as an additional amount under clause 20.2 and the amount of GST is not payable or the amount of GST is less than the additional amount paid, the payer shall be entitled to recover the amount paid from the supplier by serving a notice on the supplier.

21                                 Confidentiality

21.1                       No obligation to provide Confidential Information

Nothing in this clause 21 obliges a party to provide any of its Confidential Information to any other party.

21.2                       CSR’s Confidential Information

(a)                                 CSR’s Confidential Information must not be disclosed by a RGL Beneficiary to any person except:

(1)                                with the prior consent of CSR (which may be withheld in its absolute discretion); or

(2)                                to employees, advisers or auditors of a RGL Beneficiary who need the information for the purposes of the Scheme, the Demerger, Listing or a Transaction Document or to the extent necessary for the conduct of the RGL Businesses; or

(3)                                if required by Law or rules of a stock exchange; or

(4)                                if required in connection with legal proceedings relating to a Transaction Document,

and in any such cases (except paragraph (3)), the discloser must use reasonable endeavours to ensure that any recipient keeps that information confidential.

(b)                                 CSR’s Confidential Information must not be used by any RGL Beneficiary to the commercial, financial or competitive disadvantage of the CSR Group.

21.3                       RGL’s Confidential Information

(a)                                 RGL’s Confidential Information must not be disclosed by a CSR Beneficiary to any person except:

(1)                                with the prior consent of RGL (which may be withheld in its absolute discretion); or

(2)                                to employees, advisers or auditors of a CSR Beneficiary who need the information for the purposes of the Scheme, the Demerger, Listing or a Transaction Document or to the extent necessary for the conduct of the CSR Businesses; or

(3)                                if required by Law or rules of a stock exchange; or

(4)                                if required in connection with legal proceedings relating to a Transaction Document,

and in any such cases (except paragraph (3)), the discloser must use reasonable endeavours to ensure that any recipient keeps that information confidential.

(b)                                 RGL’s Confidential Information must not be used by any CSR Beneficiary to the commercial, financial or competitive disadvantage of the RGL Group

21.4                       Return of Confidential Information

A party who has received Confidential Information from another party must promptly deliver to that party or destroy material containing or referring to that information in its (or people it has disclosed it to) possession, power or control on the request of the other party (except where that information has ceased to be confidential, other than in breach by the recipient party of this deed or where the information is still being used for the purpose for which it was provided under this deed).

22                                 Dispute Resolution

(a)                                  The parties agree to use reasonable endeavours, acting in good faith, to settle disputes arising between the parties in connection with this deed. The following procedure does not limit this general obligation. This clause 22 will not apply in respect of any dispute referred to in clauses 13.6(f) or 18.8.

(b)                                 A party may be notice to any other party inform that other party that it considers there is a dispute between them and that clause 22(c) should be complied with in relation to the dispute.

(c)                                 If a dispute arises between the parties, both parties must attempt to resolve the dispute:

(1)                                between representatives of the parties at the level of seniority at which the dispute arose (Representatives);

(2)                                if the Representatives are unable to resolve the dispute after 5 Business Days of the dispute arising, the Representatives must refer the dispute to the parties’ respective managers, or other persons (by whatever title called), who are one level of seniority above the Representatives (Managers);

(3)                                if the Managers are unable to resolve the dispute after 5 Business Days of the dispute having been referred to them, the Managers must refer the dispute to the Chief Executive Officers of each of the disputing parties; and

(4)                                if the Chief Executive Officers of each of the disputing parties fail to resolve the dispute within 30 days of the dispute having being referred to them, either party may commence court proceedings in relation to the dispute.

(d)                                 This clause does not prevent any disputing party from obtaining any injunctive or declaratory relief from a court which in that Party’s reasonable opinion is urgently required.

(e)                                  Notwithstanding the existence of a dispute, the parties must continue to perform their obligations under this deed.

23                                 General

23.1                       Notices

(a)                                  Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this deed:

(1)                                must be in legible writing and in English addressed as shown below:

(A)                             if to CSR or any CSR Group Member:

Address:                                           Level 1, 9 Help Street, Chatswood, NSW 2067, Australia

Attention:                                     The Company Secretary

Facsimile:                                        +61 2 9235 8055; and

(B)                               if to RGL or any RGL Group Member:

Address:                                           Level 8, Tower B, 799 Pacific Highway, Chatswood, NSW 2067 Australia

Attention:                                     The Company Secretary

Facsimile:                                        +61 2 9412 6666,

or as specified to the sender by any party by notice;

(2)                                must be signed by the sender (if a natural person) or an officer or under the common seal of the sender (if a corporation);

(3)                                is regarded as being given by the sender and received by the addressee:

(A)                             if by delivery in person, when delivered to the addressee;

(B)                               if by post, 3 Business Days from and including the date of postage; or

(C)                               if by facsimile transmission, whether or not legibly received, when received by the addressee,

but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee’s time) it is regarded as received at 9.00 am on the following Business Day; and

(4)                                 can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(b)                                 A facsimile transmission is regarded as legible unless the addressee telephones the sender within 3 hours after transmission is received or regarded as received under clause 23.1(a)(3) and informs the sender that it is not legible.

(c)                                  In this clause 23.1, a reference to an addressee includes a reference to an addressee’s officers, agents or employees or any person reasonably believed by the sender to be an officer, agent or employee of the addressee.

23.2                       Representations and warranties

Each party represents and warrants to the other that:

(a)                                 registration: it is a corporation as that expression is defined in the Corporations Act having limited liability, registered (or taken to be registered) and validly existing under the Corporations Act;

(b)                                authority: it has full power and authority to enter into and perform its obligations under this deed;

(c)                                 authorisations: it has taken all necessary action to authorise the execution, delivery and performance of this deed in accordance with its terms;

(d)                                binding obligations: this deed constitute its legal, valid and binding obligations, and subject to any necessary stamping and registration, is enforceable in accordance with its terms subject to laws generally affecting creditors’ rights and to principles of equity; and

(e)                                 transaction permitted: the execution, delivery and performance by it of this deed does not and will not violate, breach, or result in a contravention of:

(1)                                 any law, regulation or authorisation; or

(2)                                 its constitution or other constituent documents.

23.3                       Reliance on representations

Each party acknowledges that the other party has entered into this deed in reliance on the representations and warranties in clause 23.2.

23.4                       Governing law and jurisdiction

(a)                                  This deed is governed by the laws of New South Wales, Australia.

(b)                                 Each of the parties irrevocably submits to the exclusive jurisdiction of the courts of New South Wales, Australia.

23.5                       Prohibition and enforceability

(a)                                  Any provision of, or the application of any provision of, this deed or any right, power, authority, discretion or remedy which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)                                 Any provision of, or the application of any provision of, this deed which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

(c)                                  Where any clause of this deed is void, illegal or unenforceable, it may be severed without affecting the legality, validity and enforceability of the other provisions in this deed.

23.6                       Waivers

(a)                                  Waiver of any right arising from a breach of this deed or of any right, power, authority, discretion or remedy arising upon default under this deed must be in writing and signed by the party granting the waiver.

(b)                                A failure or delay in exercise, or partial exercise, of:

(1)                                a right arising from a breach of this deed; or

(2)                                a right, power, authority, discretion or remedy created or arising upon default under this deed,

does not result in a waiver of that right, power, authority, discretion or remedy.

(c)                                  A party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this deed or on a default under this deed as constituting a waiver of that right, power, authority, discretion or remedy.

(d)                                 A party may not rely on any conduct of another party as a defence to exercise of a right, power, authority, discretion or remedy by that other party.

(e)                                  This clause may not itself be waived except by writing.

23.7                       Variation

A variation of any term of this deed must be in writing and signed by the parties.

23.8                       Costs and expenses

Subject to clause 3.5, each party must pay its own legal costs and expenses in relation to the negotiation, preparation, completion and stamping of this deed.

23.9                       Cumulative rights

The rights, powers, authorities, discretions and remedies arising out of or under this deed are cumulative and do not exclude any other right, power, authority, discretion or remedy of a party to it.

23.10                Assignment

Rights arising out of or under this deed can not be assigned, novated or otherwise transferred by a party without the prior written consent of each other party.

23.11                Further assurances

Notwithstanding any other clause of this deed, each party must promptly do all things and execute and deliver all further documents necessary to give full effect to this deed, the Demerger Principle and the Scheme, including, negotiating in good faith with respect to any matters requested by any of the parties to this deed.

23.12                Entire agreement

This deed supersedes all previous agreements in relation to its subject matter and embodies the entire agreement between the parties.

23.13                Counterparts

(a)                                  This deed may be executed in any number of counterparts.

(b)                                 All counterparts, taken together, constitute one instrument.

(c)                                  A party may execute this deed by signing any counterpart.

23.14                To the extent not excluded by law

The rights, duties and remedies granted or imposed under the provisions of this deed operate to the extent not excluded by law.

23.15                Attorneys

Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

Schedule 1 - Internal Restructure Documents

•                                         Deed of copyright assignment dated 29 November 2002 between CSR and RGL.

•                                         Deed of copyright assignment dated 29 November 2002 between RGL and RHPL.

•                                         Deed of trade mark assignment dated 29 November 2002 between CSR and RGL.

•                                         Deed of trade mark assignment dated 29 November 2002 between RGL and RHPL.

•                                         Deed of design assignment dated 29 November 2002 between RGL and RHPL.

•                                         Deed of design assignment dated 29 November 2002 between CSR and RGL.

•                                         Deed of design assignment dated 29 November 2002 between CSR Readymix (Australia) Limited (in liquidation) and RGL.

•                                         Deed of patent assignment dated 29 November 2002 between CSR Humes Pty Limited (in liquidation) and RGL.

•                                         Deed of patent assignment dated 29 November 2002 between CSR and RGL.

•                                         Deed of patent assignment dated 29 November 2002 between RGL and RHPL.

•                                         Confirmatory deed of domain name transfer dated 29 November 2002 between CSR, CSR Humes Pty Ltd (in liquidation), The Readymix Group (Australia) Limited (in liquidation) and RHPL.

•                                         Deeds of assignment relating to the transfer of international intellectual property from members of the CSR Group to RHPL.

•                                         The business sale agreement between CSR, CSR Humes Pty Ltd (in liquidation), Farley & Lewers Limited, CSR Readymix (Australia) Pty Limited (in liquidation), Sellars Holdings Limited (in liquidation) and RHPL dated during October 2002 in respect of those parts of the Readymix and Humes businesses that are conducted in New South Wales and Victoria.

•                                         The business sale agreement between CSR, CSR Readymix (Australia) Pty Limited (in liquidation), CSR Humes Pty Ltd (in liquidation), Australian Blue Metal Limited and RHPL dated 29 November 2002 in respect of those parts of the Readymix and Humes businesses that are conducted in the Northern Territory.

•                                         The business sale agreement between CSR, CSR Readymix (Australia) Pty Limited (in liquidation), CSR Humes Pty Ltd (in liquidation), The Readymix Group (Aust) Limited (in liquidation) and RHPL dated 29 November 2002 in respect of those parts of the Readymix and Humes businesses that are conducted in Western Australia.

•                                         The business sale agreement between CSR, CSR Readymix (Australia) Pty Limited (in liquidation), CSR Humes Pty Ltd (in liquidation), The Readymix Group (Aust) Limited (in liquidation) and RHPL dated 29 November 2002 in respect of those parts of the Readymix and Humes businesses that are conducted in South Australia.

•                                         The business sale agreement between CSR, CSR Readymix (Australia) Pty Limited (in liquidation), CSR Humes Pty Ltd (in liquidation) and RHPL dated 29 November 2002 in respect of those parts of the Readymix and Humes businesses that are conducted in the Australian Capital Territory.

•                                         The business sale agreement between CSR, CSR Readymix (Australia) Pty Limited (in liquidation), CSR Humes Pty Ltd (in liquidation) and RHPL dated 29 November 2002 in respect of those parts of the Readymix and Humes businesses that are conducted in Tasmania.

•                                         The “stage 1” business sale agreement between CSR, CSR Readymix (Australia) Pty Limited (in liquidation), CSR Humes Pty Ltd (in liquidation), CSR Readymix (Qld) Pty Limited, F & L (Qld) Pty Limited and RGL dated 29 November 2002 in respect of those parts of the Readymix and Humes businesses that are conducted in Queensland.

•                                         The “stage 2” business sale agreement between RGL and RHPL dated 29 November 2002 in respect of those parts of the Readymix and Humes businesses that are conducted in Queensland.

•                                         Section 421 notices dated 29 November 2002 between CSR, RGL and RHPL relating to properties recorded in the Environmental Management Register.

•                                         Section 123 notices dated 29 November 2002 between CSR, RGL and RHPL relating to environmental licences requiring application under Environmental Protection legislation.

•                                         The deed of limitation of liability and variation dated on or about 27 March 2003 between the CSR, CSR Readymix (Qld) Pty Limited, CSR Readymix (Australia) Pty Limited (in liquidation), CSR Humes Pty Limited (in liquidation), Farley & Lewers Limited, Sellars Holdings Limited (in liquidation), F&L (Qld) Pty Limited, Australian Blue Metal Limited (in liquidation), the Readymix Group (Australia) Limited (in liquidation), RGL and RHPL.

•                                         The deed relating to the transfer of certain contracts dated 29 November 2002 between CSR, The Readymix Group (Australia) Limited (in liquidation), F & L (Qld) Pty Limited, CSR Humes Pty Limited (in liquidation), CSR Readymix (Qld) Pty Limited and RHPL.

•                                         The option deed proposed to be signed between CSR and RHPL relating to certain land and sand at Golden Grove, South Australia.

•                                         The deed of assignment – Principal Contracts dated on or about 27 March 2003 between CSR, CSR Emoleum Services Pty Limited, Farley & Lewers Limited, F & L (Qld) Pty Limited, CSR Readymix (Australia) Pty Limited (in liquidation), The Readymix Group (Australia) Limited (in liquidation) and RHPL relating to CSR’s interest in principal contracts of the CSR Emoleum partnership.

•                                         The deed of assignment – Partnership Interest and PCA Facility Agreement Interest dated on or about 27 March 2003 between CSR, Readymix Roads Group Pty Limited and RHPL relating to CSR’s partnership interest and PCA Facility Agreement Interest in the CSR Emoleum Partnership.

•                                         The deed of assumption, release and accession dated on or about 27 March 2003 between CSR, Vacuum Oil Company Pty Limited, Mobil Oil Australia Pty Limited, Emoleum (Australia) Pty Limited, Vacuum Road Services Pty Ltd, , Readymix Roads Group Pty Limited, CSR Emoleum Services Pty Limited, Farley & Lewers Limited, F & L (Qld) Pty Limited, CSR Readymix (Australia) Pty Limited (in liquidation), The Readymix Group (Australia) Pty Limited (in liquidation) and RHPL relating to the CSR Emoleum partnership.

•                                         The deed of assumption, release and accession dated on or about 27 March 2003 between CSR, Vacuum Road Services Pty Limited, Alex Fraser Asphalt Holdings Pty Ltd and Readymix Roads Group Pty Limited.

•                                         The share sale agreement dated 20 March 2003 between CSR Investments Pty Limited and RHPL relating to the sale and purchase of shares in CSR Emoleum Services Pty Limited.

•                                         Deed of trade mark assignment dated on or about 27 March 2003 March 2003 between CSR and RHPL relating to the CSR Emoleum partnership.

•                                         The trade mark licence dated on or about 27 March 2003 between Readymix Roads Group Pty Limited and Vacuum Road Services Pty Limited, as Partners of the Emoleum partnership, and Emoleum (Australia) Pty Ltd licensing the Emoleum partnership to use the “Emoleum” name.

•                                         Licence from Emoleum (Australia) Pty Ltd to CSR Emoleum Services Pty Limited dated on or about 27 March 2003 relating to use of “Emoleum” trade mark in CSR Emoleum Services Pty Limited’s company name.

•                                         The deed of assignment proposed to be signed between CSR and RHPL relating to CSR’s interest in the Flynn Drive joint venture.

•                                         The deed of assumption, release and accession dated proposed to be signed between CSR, PMR Quarries Pty Limited, Concept Nominees Pty Limited and RHPL relating to the Flynn Drive joint venture.

•                                         The deed of assumption, release and consent dated proposed to be signed between CSR, Western Australian Land Authority, PMR Quarries Pty Limited, Concept Nominees Pty Limited and RHPL relating to the Flynn Drive joint venture.

•                                         The deed of assignment dated on or about 27 March 2003 between CSR and RHPL relating to CSR’s interest in the Heatherton Sand Supplies joint venture.

•                                         The deed of assumption, release and accession dated on or about 27 March 2003 between CSR, Boral Transport Limited and RHPL relating to the Heatherton Sand Supplies joint venture.

•                                         The deed of retirement and appointment of trustee dated on or about 27 March 2003 between CSR and RHPL relating to the Heatherton Sand Supplies joint venture.

•                                         Deed of consent dated 17 October 2002 between CSR Investments (Asia) Pty Ltd and Tianjin Building Materials General Supply Corporation for the transfer of CSR Investments (Asia) Pty Ltd’s shareholding in CSR (Tianjin) Readymix Co Ltd to RHPL.

•                                         Assignment agreement dated 31 October 2002 between CSR Investments (Asia) Pty Ltd and RHPL relating to the assignment of CSR Investments (Asia) Pty Ltd’s shareholding in CSR (Tianjin) Readymix Co Ltd to RHPL.

•                                         Deed of consent and novation proposed to be signed between Farley & Lewers Limited, Readymixed Concrete Limited, Boral Resources (NSW) Pty Ltd, Hanson Australia Pty Ltd and RHPL relating to the transfer of shares in the Penrith Lakes Development Corporation Limited and novation of agreements to RHPL.

•                                         Share sale agreement proposed to be signed between Farley & Lewers Limited, Readymixed Concrete Limited and RHPL in relation to the sale and purchase of shares in Penrith Lakes Development Corporation Limited.

•                                         Share sale agreement dated on or about 27 March 2003 between CSR, RHPL and Bettaform Constructions Pty Limited in relation to the sale and purchase of shares in Bettaform Constructions Pty Limited.

•                                         Share sale agreement dated on or about 27 March 2003 between CSR and RHPL in relation to the sale and purchase of shares in Ballestrin Concrete Constructions Pty Limited.

•                                         Agency agreement dated 3 October 2002 between CSR and RHPL.

•                                         Agency agreement dated 29 November 2002 between CSR and RHPL.

•                                         Deeds of novation and deeds of assignment and assumption relating to the novation or assignment to RHPL and its subsidiaries of contracts used in the Readymix and Humes businesses or any of the joint ventures or partnership transferred to RHPL and its subsidiaries.

•                                         Freehold property transfers relating to properties used in the Readymix and Humes businesses or any of the joint ventures or partnership transferred to RHPL.

•                                         Deed of consent dated 1 October 2002 between Hanson Australia Pty Limited, CSR Investments Pty Limited and RHPL relating to the sale of CSRI’s 50% interest in Australian Cement Holdings Limited to RHPL.

•                                         Share sale agreement dated 3 October 2002 between CSR Investments Pty Limited and RHPL in relation to the sale of CSRI’s 50% interest in Australian Cement Holdings Limited to RHPL.

•                                         Deed of novation and consent dated 1 October 2002 between Pioneer Concrete (NSW) Pty Limited, Metromix Pty Limited, South Coast Basalt Pty Limited, CSR and RHPL relating to the transfer of CSR’s shareholding in Metromix to RHPL.

•                                         Deed of consent to change of control dated 10 March 2003 between Hanson Australia Investments Pty Limited and RHPL relating to RHPL (as a shareholder in Metromix) ceasing to be a member of the CSR group

•                                         Share sale agreement dated 3 October 2002 between CSR Investments Pty Limited and RHPL in relation to the sale of CSRI’s 50% interest in Metromix Pty Limited to RHPL.

•                                         Share sale agreement dated 3 October 2002 between CSR Investments Pty Limited and RHPL in relation to the sale of CSRI’s 50% interest in PF Concrete (NSW) Pty Limited to RHPL.

•                                         Deed of novation between Etra Pty Ltd as trustee for PF Formation Trust, CSR Investments Pty Ltd and Readymix Holdings Pty Limited dated 1 October 2002.

•                                         Deed of novation between PF Concrete (NSW) Pty Limited, Readymix Holdings Pty Limited and CSR Limited dated 1 October 2003.

•                                         Deed of novation between CSR Limited, Readymix Holdings Pty Limited, John Alexander Graham and Paul Alexander Graham dated 9 July 2002.

•                                         Transition and shared services agreement dated on or about 27 March 2003 between CSR and RGL relating to the provision of services post demerger.

•                                         Promissory notes to be issued as consideration for the sale of businesses, shares and joint venture and partnership interests.

•                                         Gift of $120m from CSR to RGL.

•                                         Deed of assignment, assumption, release and accession dated 25 March 2003 between CSR Limited, Rinker Group Limited, Mackay Sugar Co-operative Association Limited, ED&F Man New Zealand Limited, ED&F Man Australia Pty Limited, New Zealand Sugar Company Limited, CSR Sugar Investments Pty Limited and Sugar Australia Pty Limited.

•                                         Guarantee and indemnity dated 25 March 2003 between CSR Limited and ED&F Man New Zealand Limited.

•                                         Guarantee and indemnity dated 25 March 2003 between CSR Limited and Mackay Sugar Co-operative Association Limited.

•                                         Specific security deed dated 25 March 2003 between Mackay Sugar Co-operative Association Limited, ED&F Man New Zealand Limited, New Zealand Sugar Company Limited and CSR Sugar Investments Pty Limited.

•                                         Deed of priority dated 25 March 2003 Mackay Sugar Co-operative Association Limited, ED&F Man New Zealand Limited, New Zealand Sugar Company Limited and CSR Sugar Investments Pty Limited.

•                                         Share sale agreement dated 25 March 2003 between Rinker Group Limited and CSR Sugar Investments Pty Limited.

•                                         Share transfer form dated 25 March 2003 between Rinker Group Limited and CSR Sugar Investments Pty Limited.

•                                         IT hardware sale agreement to be signed on or about 28 March 2003 between CSR Limited and Readymix Holdings Pty Limited.

Schedule 2 – Former Businesses

Part 1 - Former CSR Businesses

(a)                                  The businesses involving the:

(1)                                mining of asbestos;

(2)                                sale of asbestos; or

(3)                                manufacture, or sale of, products containing asbestos,

conducted by the following companies:

(A)                             CSR Limited;

(B)                               Midalco Pty Limited;

(C)                               Seltsam Pty Limited;

(D)                              Asbestos Products Pty Limited (in liq);

(E)                                Bradford Insulation Industries Pty Limited;

(F)                                BI (Contracting) Pty Limited;

(G)                               Bradford Insulation (SA) Pty Limited (in liq);

(H)                              Bradford Insulation (WA) Pty Limited (in liq);

(I)                                   Thiess Brothers Pty Limited; and

(J)                                  Formica Australia Pty Limited.

(b)                                 The following businesses conducted by CSR or CSR Group Members:

(1)                                timber;

(2)                                timber products;

(3)                                cane fibre products;

(4)                                CCA timber;

(5)                                Guangzhou kitchens;

(6)                                Sterlands timber frames;

(7)                                Sydney roof trusses;

(8)                                Corinthian doors Asia;

(9)                                Home units;

(10)                          Oil & Gas exploration and production;

(11)                          Synko-Beadex;

(12)                          Bradford Enacon;

(13)                          Bradford Holdings Inc ;

(14)                          Bradford Air;

(15)                          Expanded Polystyrene Systems;

(16)                          Fibre-concrete;

(17)                          UK plasterboard;

(18)                          Gove bauxite & alumina;

(19)                          minerals:

(A)                             tin;

(B)                               gold; and

(C)                               iron ore;

(20)                          coal mining;

(21)                          research laboratories;

(22)                          Anticay;

(23)                          sugar refining;

(24)                          Fiji sugar mills;

(25)                          NSW sugar mills;

(26)                          Ord River sugar mill;

(27)                          sugar agency activities;

(28)                          Pastoral businesses;

(29)                          CSR Sugar Milling Technology;

(30)                          Anchor foods;

(31)                          Hebel Taiwan;

(32)                          Havelock foods.

Part 2 - Former RGL Businesses

(a)                                  The businesses conducted by:

(1)                                 Goliath Cement Holdings Limited;

(2)                                 Centralian Industries; and

(3)                                 Farley & Lewers Limited.

(b)                                 The plastiline business carried on by CSR Taiwan Co. Ltd.

(c)                                  The landfill businesses conducted at Springvale, Devils Bend and Lyndhurst.

(d)                                 Contract mining.

(e)                                  Downer group.

(f)                                    Construction services.

(g)                                 CSR contracting.

(h)                                 Taiwan concrete pipes, segments and other concrete products, including Chang Chien.

(i)                                     Asphalt.

(j)                                     Humes UK.

(k)                                  Southern Aggregates.

(l)                                     American Aggregates.

(m)                               CSR Horsangchai (Thailand).

Schedule 3 – Demerger Costs

Part 1 – CSR Demerger Costs

CSR is responsible for the following costs associated with the Demerger to the extent that such costs relate to the CSR Group ceasing to carry on the Non-US RGL Businesses:

(a)                                  legal costs (including stamp duty);

(b)                                 costs in relation to investor relations;

(c)                                  costs of financial advisers, including ABN AMRO Rothschild and Credit Swiss First Boston and other brokers;

(d)                                 costs of the independent expert;

(e)                                  costs associated with other expert reports and opinions;

(f)                                    costs of the investigating accountant; and

(g)                                 costs of obtaining the solvency opinions.

(h)                                 costs of brokerage on CSR shares after demerger per Part 2.8 of Scheme Booklet.

Part 2 – CSR Demerger Costs

CSR is responsible for the following costs:

(a)                                  costs of Taxation advice and Tax rulings relating to the Demerger;

(b)                                 costs of obtaining human resources, employee share plan and personnel advice and associated expenditure including retrenchments relating to the Demerger.

(c)                                 costs of establishing new banking facilities for the CSR Group;

(d)                                costs of restructuring US$ bonds issued by CSR Finance (i.e., the 2025 bonds); and

(e)                                 costs associated with the acquisition and development of IT infrastructure for the CSR Group.

Part 3 - RGL Demerger Costs

A RGL Group Member is responsible for the following costs associated with the Demerger to the extent that such costs relate to the raising of equity in RHPL or RGL in relation to the Demerger:

(a)                                  costs of preparing and distributing the scheme booklet;

(b)                                 costs associated with obtaining RGL’s listing on the ASX;

(c)                                  legal costs (including stamp duty);

(d)                                 costs in relation to investor relations;

(e)                                  costs of financial advisers, including ABN AMRO Rothschild and Credit Swiss First Boston and other brokers;

(f)                                    costs of the independent expert;

(g)                                 costs associated with other expert reports and opinions;

(h)                                 costs of the investigating accountant; and

(i)                                     costs of obtaining the solvency opinions.

Part 4 - RGL Demerger Costs

A RGL Group Member is responsible for the following costs:

(a)                                  costs associated with the transfer, assignment or novation of permits, contracts, licences, property leases and titles from the CSR Group to the RGL Group.;

(b)                                 costs associated with the development of the RGL Group brand and logo;

(c)                                  costs associated with the development of standard form contracts and terms of trade for the RGL Group;

(d)                                costs associated with the acquisition and development of IT infrastructure for the RGL Group;

(e)                                  costs associated with the establishment of business systems for the RGL Group;

(f)                                    costs associated with the rebranding of RGL Group assets;

(g)                                 costs associated with RGL Group Members relocating their offices;

(h)                                 costs of establishing new banking facilities for the RGL Group;

(i)                                     costs of repurchasing US$ bonds on issue by Rinker Materials (i.e., the 2004 bonds);

(j)                                     costs of restructuring US$ bonds guaranteed by CSR (i.e., the 2005 bonds);

(k)                                  costs of issuing new US$ bonds in exchange for existing CSR Finance bonds (i.e., the 2025 bonds); and

(l)                                     costs of restructuring other banking and financing arrangements for the RGL Group.

Schedule 4 – “Readymix properties” to be retained by CSR

(1)                                 Lot 1 Birnie Ave, Lidcombe, NSW (description: 1/785582);

(2)                                 “Old Man Valley”, Quarry Road, Hornsby, NSW (volume: 10454, folio: 127, description: A-E/318676);

(3)                                 “Old Man Valley”, Quarry Road, Hornsby, NSW (volume: 2169, folio: 188, description: Part Portion 75);

(4)                                 “Old Man Valley”, Quarry Road, Hornsby, NSW (volume: 3172, folio: 189, description: Part Portion 75);

(5)                                 14a Dural Street, Hornsby, NSW (description: 1/215510);

(6)                                 30 Kings Road (Industrial Drive), Tighes Hill, NSW (volume: 7104, folio: 160, description: 1/394657 and E/385667);

(7)                                 567-619 Castlereagh Road, Agnes Banks, NSW (volume: 11070, folio: 57, description: 1/67495)

(8)                                 Agnes Banks, NSW (description: Part 29/752021);

(9)                                 2-40 Brooks Land, Agnes Banks, NSW (description: Part 3 Portion 97);

(10)                           567B Castlereagh Road, Agnes Banks, NSW (volume: 15162, folio: 194, description: 1/115578);

(11)                           567A Castlereagh Road, Agnes Banks, NSW (volume: 11138, folio: 168, description: 1/653562);

(12)                           567D Castlereagh Road, Agnes Banks, NSW (description: 120/752021);

(13)                           567F Castlereagh Road, Agnes Banks, NSW (description: 119/752021);

(14)                           567C Castlereagh Road, Agnes Banks, NSW (volume: 12299, folio: 235, 131/752021);

(15)                           567E Castlereagh Road, Agnes Banks, NSW (volume: 15162, folio: 195, description: 132/752021);

(16)                           627A Castlereagh Road, Agnes Banks, NSW (volume 13173, folio: 250, description: 43/585210);

(17)                           16a Rickards Road, Agnes Banks, NSW (volume: 8312, folio: 136, description: B/444984);

(18)                           Lots 92 & 93 Mamre Road, Erskine Park, NSW (description: 92 & 93/838541);

(19)                           Tambourine-Oxenford Road, Oxenford, Qld (volume: 149360, folio: 10, description: 50400859);

(20)                           Tambourine-Oxenford Road, Oxenford, Qld (volume: 869093, folio: 5, description: 18814123);

(21)                           Palmer Road, Neerim North, Vic (volume: 9381, folio: 649, description: Crown Allotment 178);

(22)                           63 Palmer Road, Neerim North, Vic (volume: 10611, folio: 590, description: Crown Allotment 179);

(23)                           63 Palmer Road, Neerim North, Vic, (volume: 8209, folio 297, description: Crown Allotment 182);

(24)                           87 Palmer Road, Neerim North, Vic (volume: 10065, folio: 186, description: Crown Allotment 181);

(25)                           Ferntree Gully Road, Ferntree Gully, Vic (volume: 9602, folio: 600, description: Lot 47 on PS6830);

(26)                           Ferntree Gully Road, Ferntree Gully, Vic (volume: 9602, folio: 601, description: Lot 48 on PS6830));

(27)                           Ferntree Gully Road, Ferntree Gully, Vic (volume: 9602, folio: 602, description: Lot 51 on PS6830);

(28)                            Ferntree Gully Road, Ferntree Gully, VIC, (volume: 9602, folio 617, description Lot 49 on PS6830);

(29)                            Ferntree Gully Road, Ferntree Gully, VIC, (volume: 9602, folio 618, description Lot 50 on PS6830);

(30)                            20 Butlers Road, Ferntree Gully, VIC, (volume: 7894, folio: 083, description: Lot 1 on PS25823);

(31)                            Lady’s Walk, Ferntree Gully, VIC, (volume: 9235, folios: 295 & 296, description: Part CAs 103A & 78);

(32)                            Butlers Road, Ferntree Gully, VIC, (volume: 7894, folio: 082, description: Lot 2 on PS25823);

(33)                            View Road, Ferntree Gully, VIC, (volume: 4409, folio: 881697, description: Lots 28 – 31 on PS6830);

(34)                            Railway Road, Ferntree Gully, VIC, (volume: 3028, folio: 588, description: Part Crown Allotment 117);

(35)                            View Road, Ferntree Gully, VIC, (volume: 6237, folio: 1247251, description: Part lot 27 on PS6830 & Pt Crown Allot 103A);

(36)                            View Road, Ferntree Gully, VIC, (volume: 8820, folio: 292, description: Crown Allotment 103A);

(37)                            View and Railway Roads, Ferntree Gully, VIC, (volume: 3960, folio: 791965, description: Lots 44 & 45 on PS6830 & part of Crown Allotment 118);

(38)                            Hillside Crescent, Ferntree Gully, VIC, (volume: 4925, folio: 984944, description: Part Crown Allotment 78);

(39)                            Railway Road, Ferntree Gully, VIC, (volume: 8305, folio: 388, description: Part Crown Allotment 78);

(40)                            Butlers Road, Ferntree Gully, VIC, (volume: 9602, folio 605, volume: 6016, folio: 1203016, volume: 7368, folio: 1473560, volume: 8136, folio: 354, volume: 8989, folio: 379, description: Part lots 4 & 5 on PS793);

(41)                            Butlers Road and Lady’s Walk, Ferntree Gully, VIC, (volume: 9435, folio: 622, description: Part lot 24 on PS6830);

(42)                            Butlers Road and Lady’s Walk, Ferntree Gully, VIC, (volume: 9602, folio: 606-613, description Lots 1, 2, 5, 6, 7, 8, 9 & 24 on PS6830; volume: 9602, folio: 614, Part Crown Allotments 78 & 103A; volume: 9602, folio: 615, Part Crown Allotments 78 & 103A; volume: 9602, folio: 616; Part Crown Allotments 78 & 103A;

(43)                            Butlers Road and Lady’s Walk, Ferntree Gully, VIC, (volume: 8502, folio: 071, description: lot 15 on PS6830; volume: 3956, folio: 791163, lot 21 on PS6830 volume:

3956, folio: 791166, lot 17 on PS6830 volume: 3977, folio: 795336, lot 36 on PS6830 volume: 4015, folio: 802816, lot 16 on PS6830; volume: 4054, folio: 810769, lot 19 on PS6830; volume: 4235, folio: 846824, lot 18 on PS6830; volume: 4409, folio: 881698, lot 37 on PS6830; volume: 4850, folio: 969905, lot 10 on PS6830);

(44)                            Hillside Crescent, Ferntree Gully, VIC, volume: 4968, folio: 993426, lots 34 & 35 on PS6830; volume: 5085, folio: 1016883, lot 42 on PS6830; volume: 5112, folio: 1022244, lot 38 on PS6830; volume: 5288, folio: 1057488, lot 23 on PS6830; volume: 5438, folio: 1087599, lots 39 & 40 on PS6830; volume: 5498, folio: 1099522, lot 22 on PS6830; volume: 7547, folio: 175, lot 40 & 41 on PS6830; volume: 8718, folio: 370, lot 33 & 41 on PS6830; volume: 8785, folio: 010, lots 11-14 on PS6830; volume: 9602, folio: 603, lot 20 on PS6830);

(45)                            Scoresby, VIC, (volume: 3109, folio: 649, description: Crown Allotment 116);

(46)                            Ronalds Road, (Sand Pit) Rosedale, VIC, (volume: 9389, folio: 243, description: Crown Allotment 304A);

(47)                            Part Lot 2 South Western Highway, Donnybrook, WA, (volume: 2038, folio 678, description: Pt 2/14499);

(48)                            Hopkins Street, Boulder, WA, (volume: 1477, folio: 677, description: 1/52768);

(49)                            Dwyer and James Streets, also fronts Hopkins Street, Boulder, WA, (volume: 1477, folio: 678, description: Lot 1637);

(50)                            Dwyer and Hopkins Streets (fronts both streets), Boulder, WA, (volume: 1477, folio: 679, description: Lot 1654);

(51)                            Hamilton Road, Golden Grove, SA, (volume: 5266, folio: 466, description: 1/132692, Pt Sec 5468) (subject to RHPL having a pre-emptive right to purchase sand on and in the property at the lower of market price and book value);

(52)                            Hamilton Road, Golden Grove, SA, (volume: 5266, folio 465, description: 2/132693) ) (subject to RHPL having a pre-emptive right to purchase sand on and in the property at the lower of market price and book value);

(53)                            Lot 23 Abberton Way, Harvey, WA, (volume: 1571, folio: 305, description: Lot 23 on 57312); and

(54)                            39-43 Maxwell Road, Pooraka SA, part sub-division of 4 hectares of Lot 150 (volume: 5202, folio: 97).

Executed as a deed:

Executed by CSR Limited ACN 000 001 276 by its Attorneys who respectively state that at the date of their execution hereof they have had no notice of the revocation of the Power of Attorney dated 9 September 1999 and registered in New South Wales with the Registrar General in Book 4523 No. 229 under the authority of which they have executed this instrument.

/s/ C.J. Bertuch	/s/ G.F. Pettigrew
Witness	G.F. Pettigrew

C.J. Bertuch	/s/ A.B. Carlton
Name (please print)	A.B. Carlton

Executed by Rinker Group Limited ACN 53 003 433 118 by its Attorneys who respectively state that at the date of their execution hereof they have had no notice of the revocation of the Power of Attorney dated 26 March 2003 under the authority of which they have executed this instrument.

/s/ D.E. Miller	/s/ F.B. Gill
Director	F.B. Gill

D.E. Miller	/s/ P.B. Abraham
Name (please print)	P.B. Abraham

Signed sealed and delivered by Readymix Holdings Pty Limited by:

/s/ F.B. Gill	/s/ T.R. Schmitt
Director	Secretary

F.B. Gill	T.R. Schmitt
Name (please print)	Name (please print)